                                                                    EXHIBIT 4.11

                                                                 PROJECT NOTEPAD







================================================================================



                      RECEIVABLES PURCHASE AGREEMENT


                         dated as of October 31, 1995


                                    between


                     WILLIAMHOUSE-REGENCY OF DELAWARE INC.

                                      and


                             CERTAIN SUBSIDIARIES,
                                  as Sellers


                                      and


                         NOTEPAD FUNDING CORPORATION,
                                   as Buyer



================================================================================

                               TABLE OF CONTENTS


                                  ARTICLE I
                       AGREEMENT TO PURCHASE AND SELL

      SECTION 1.1  Agreement to Purchase and Sell..........................  1
      SECTION 1.2  Timing of Purchases.....................................  2
      SECTION 1.3  Consideration for Purchases.............................  2
      SECTION 1.4  No Recourse.............................................  2
      SECTION 1.5  No Assumption of Obligations Relating to Receivables,
                        Related Assets or Contracts........................  2
      SECTION 1.6  True Sales..............................................  3
      SECTION 1.7  Addition of Sellers.....................................  3
      SECTION 1.8  Termination of Status as a Seller.......................  3

                                ARTICLE II
                        CALCULATION OF PURCHASE PRICE

      SECTION 2.1  Calculation of Purchase Price...........................  5
      SECTION 2.2  Definitions and Calculations Related to Purchase Price
                        Percentage.........................................  6

                                ARTICLE III
                 PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

      SECTION 3.1  Purchase Price Payments.................................  8
      SECTION 3.2  The Purchase Money Note................................. 10
      SECTION 3.3  Application of Collections and Other Funds.............. 11
      SECTION 3.4  Servicing of Receivables and Related Assets............. 11
      SECTION 3.5  Adjustments for Noncomplying Receivables, Dilution and
                        Cash Discounts..................................... 12
      SECTION 3.6  Payments and Computations, Etc.......................... 12

                                ARTICLE IV
                           CONDITIONS TO PURCHASES

      SECTION 4.1  Conditions Precedent to Initial Purchase................ 13
      SECTION 4.2  Certification as to Representations and Warranties...... 14
      SECTION 4.3  Effect of Payment of Purchase Price..................... 14

                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

      SECTION 5.1  Representations and Warranties of the Sellers........... 14
      SECTION 5.2  Representations and Warranties of Buyer................. 20

                                ARTICLE VI
                      GENERAL COVENANTS OF THE SELLERS

      SECTION 6.1  Affirmative Covenants................................... 20
      SECTION 6.2  Reporting Requirements.................................. 24
      SECTION 6.3  Negative Covenants ..................................... 25

                                ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                       RESPECT OF THE SPECIFIED ASSETS

      SECTION 7.1  Rights of Buyer......................................... 28
      SECTION 7.2  Responsibilities of the Sellers......................... 28
      SECTION 7.3  Further Action Evidencing Purchases..................... 29
      SECTION 7.4  Collection of Receivables; Rights of Buyer and
                     Its Assignees......................................... 30

                               ARTICLE VIII
                                 TERMINATION

      SECTION 8.1  Termination by the Sellers.............................. 31
      SECTION 8.2  Automatic Termination................................... 31

                                 ARTICLE IX
                               INDEMNIFICATION

      SECTION 9.1  Indemnities by the Sellers.............................. 32

                                 ARTICLE X
                                MISCELLANEOUS

      SECTION 10.1  Amendments; Waivers, Etc............................... 34
      SECTION 10.2  Notices, Etc........................................... 34
      SECTION 10.3  Cumulative Remedies.................................... 35
      SECTION 10.4  Binding Effect; Assignability; Survival of Provisions.. 35
      SECTION 10.5  Governing Law.......................................... 35
      SECTION 10.6  Costs, Expenses and Taxes.............................. 35

      SECTION 10.7  Submission to Jurisdiction............................. 36
      SECTION 10.8  Waiver of Jury Trial................................... 36
      SECTION 10.9  Integration............................................ 36
      SECTION 10.10 Counterparts........................................... 37
      SECTION 10.11 Acknowledgment and Consent............................. 37
      SECTION 10.12 No Partnership or Joint Venture........................ 37
      SECTION 10.13 No Proceedings......................................... 37
      SECTION 10.14 Severability of Provisions............................. 38
      SECTION 10.15 Recourse to Buyer...................................... 38


                                 EXHIBITS

EXHIBIT A                Form of Purchase Money Note
EXHIBIT B                Form of Seller Assignment Certificate


                                   SCHEDULES

SCHEDULE 1               Litigation and Other Proceedings
SCHEDULE 2               Changes in Financial Condition
SCHEDULE 3               Offices of the Seller where Records are Maintained
SCHEDULE 4 Legal Names, Trade Names and Names Under Which the Companies Do Business

                                 APPENDIX

APPENDIX A               Definitions

      This RECEIVABLES PURCHASE AGREEMENT, dated as of October 31, 1995 (this "Agreement"), is made between WILLIAMHOUSE-REGENCY OF DELAWARE INC. , a Delaware corporation ("WRO"), certain subsidiaries of WRO that are listed on the signature pages hereto or that become party hereto in accordance with the terms hereof (together with WRO, the "Sellers"), and NOTEPAD FUNDING CORPORATION, a Delaware corporation ("Buyer"). Except as otherwise defined herein, capitalized terms have the meanings that Appendix A assigns to
                                                 ----------
them, and this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.
                         -------  -     -    ----------

      WHEREAS, pursuant to the Pooling Agreement, Buyer intends to transfer its interests in the Receivables sold pursuant hereto, together with Receivables contributed to Buyer by WRO from time to time, to the Trust in order to, among other things, finance its purchases hereunder;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                  ARTICLE I
                       AGREEMENT TO PURCHASE AND SELL


      SECTION 1.1  Agreement to Purchase and Sell.  On the terms and
                   ------------------------------
subject to the conditions set forth in this Agreement (including the conditions to purchases set forth in Article IV), each Seller agrees to sell,
                          ----------
transfer, assign, set over and otherwise convey to Buyer and Buyer agrees to purchase from each Seller, at the times set forth in Section 1.2, all of
                                                     -----------
such Seller's right, title and interest in, to and under:

            (a) each Receivable of such Seller that existed and was owing to such Seller as at the closing of such Seller's business on the Initial Cut-Off Date,

            (b) each Receivable created by such Seller that arises during the period from and including the closing of such Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

            (c) all Related Security with respect to all Receivables of such Seller,

            (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that a Seller or the

      Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables, and

            (e)  all Records relating to any of the foregoing.

      As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b), (ii) "Related Assets" means the items listed
   -----------     ---
above in clauses (c), (d) and (e), and (iii) "Specified Assets"
         -----------  ---     ---
means the Purchased Receivables and the Related Assets.

      SECTION 1.2  Timing of Purchases.
                   -------------------

      (a)  Initial Closing Date Purchases.  All of the Specified Assets of
           ------------------------------
the Sellers that existed at the closing of WRO's business on the Initial Cut-Off Date will be sold automatically to Buyer on the Initial Closing Date.

      (b)  Regular Purchases.  Except to the extent otherwise provided in
           -----------------
Section 8.2 or (with respect to any Seller) Section 1.8, after the
- -----------                                 -----------
closing of WRO's business on the Initial Cut-Off Date until the closing of WRO's business on the Business Day immediately preceding the Purchase Termination Date, all Receivables and the Related Assets of the Sellers shall be deemed to have been sold to Buyer pursuant hereto immediately (and without further action by any Person) upon the creation of the Receivable.

      SECTION 1.3  Consideration for Purchases.  On the terms and subject
                   ---------------------------
to the conditions set forth in this Agreement, Buyer agrees to make Purchase Price payments to the Sellers in accordance with Article III.
                                                 -----------

      SECTION 1.4  No Recourse.  Except as specifically provided in this
                   -----------
Agreement, the sale and purchase of Specified Assets under this Agreement shall be without recourse to the Sellers; it being understood that (i) each Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to such Seller for the credit risk of the Obligors, and (ii) WRO shall be liable to Buyer to the extent specified in the Seller Guaranty.

      SECTION 1.5  No Assumption of Obligations Relating to Receivables,
                   ------------------------------------------------------
Related Assets or Contracts.  None of Buyer, the Servicer nor the Trustee
- ---------------------------
shall have any obligation or liability to any Obligor or other customer or client of a Seller (including any obligation to perform any of the obligations of such Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by Buyer, the Servicer or the Trustee hereunder, and any assumption is expressly disclaimed.

      SECTION 1.6  True Sales.  The Sellers and Buyer intend the transfers
                   ----------
of Receivables hereunder to be true sales by the Sellers to Buyer that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of the Receivables, and none of the Sellers nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Buyer to any Seller.

      SECTION 1.7  Addition of Sellers.  Any Subsidiary of WRO may become a
                   -------------------
Seller hereunder and sell its accounts receivable and property of the types that constitute Related Assets hereunder to Buyer if (x) the last sentence of this Section applies or (y) the Rating Agency Condition is satisfied with respect to such addition (or, if no outstanding Investor Certificates are rated, the Trustee shall have consented in writing to such addition). WRO and its Subsidiary that is proposed to be added as a Seller shall give to Buyer and the Trustee (and, if any outstanding Investor Certificates are rated, the Applicable Rating Agencies) not less than 30 days' prior written notice of the effective date of the addition of the Subsidiary as a Seller. Once the notice has been given, any addition of a Subsidiary of WRO as a Seller pursuant to this section shall become effective on the first Business Day following the expiration of the 30-day period (or such later date as may be specified in the notice) on which (i) the Rating Agency Condition has been satisfied (or, if no outstanding Investor Certificates are rated, the Trustee shall have consented in writing to such addition), (ii) WRO has given the notice described in
Section 3.05(e) of the Pooling Agreement to Buyer, (iii) the Servicer shall have delivered to the Trustee a supplement to the Settlement Statement then in effect as described in Section 3.05(e) of the Pooling Agreement and shall have confirmed in writing to the Trustee that the Seller Guaranty covers Obligations of such Seller, and (iv) the Subsidiary and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to Buyer and the Trustee, that Buyer or the Trustee reasonably determines are necessary or appropriate to effect the addition. The Rating Agency Condition need not be satisfied as to any new Seller if (x) the new Seller is in the same line of business as one or more existing Sellers or a related line of business, (y) the aggregate Unpaid Balance of the new Seller's outstanding Receivables on the last Cut-Off Date prior to the day that it becomes a Seller is less than 5% of the aggregate Unpaid Balance of all Receivables on such Cut-Off Date and (z) after giving effect to the addition of such new Seller, there shall be no more than three Exempt Persons during the twelve month period ending on such day. At the time any Subsidiary of WRO becomes a Seller, it will be identified by the Servicer to the Trustee as a member of one of the Seller Groups.

      SECTION 1.8  Termination of Status as a Seller.  (a)  At any time
                   ---------------------------------
when more than one Person is a Seller, a Seller may terminate its obligation to sell its Receivables and Related Assets to Buyer if:

            (i) the Seller (a "Terminating Seller") shall have given Buyer not less than 30 days' prior written notice of its intention to terminate the obligations, which notice shall be given by Buyer to the Trustee and the Applicable Rating Agencies (the date on which such notice is given being the "Terminating Seller Notice Date"),

            (ii) an Authorized Officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect,

            (iii) both immediately before and after giving effect to the termination by the Terminating Seller, no Liquidation Event or Unmatured Liquidation Event or Pay-Out Event shall have occurred and be continuing or shall reasonably be expected to occur; and

            (iv) either the Terminating Seller will cease to be an Affiliate of WRO concurrently with the effectiveness of such termination, or such Terminating Seller is a Permitted Terminating Seller; provided that this subclause (iv) may be waived by Investor Certificateholders that evidence more than 50% of the outstanding principal amount of the Investor Certificates if the Rating Agency Condition is satisfied (or, if no outstanding Investor Certificates are rated, the Trustee shall have approved such waiver in writing).

      "Permitted Terminating Seller" means a Terminating Seller that
       ----------------------------
satisfies the following requirements:

            (x) the aggregate Unpaid Balance of such Terminating Seller's Receivables on the Cut-Off Date immediately preceding the Terminating Seller Notice Date would not exceed 20% of the aggregate Unpaid Balance of all Receivables originated, calculated as of such Cut-Off Date, and
      (y) the aggregate Unpaid Balance of such Terminating Seller's Receivables on such Cut-Off Date, together with the Previously Terminated Seller Amount, would not exceed 33% of the sum of the Previously Terminated Seller Amount and the aggregate Unpaid Balance of all Receivables.

      "Previously Terminated Seller Amount" means, on any day, the
       -----------------------------------
aggregate Unpaid Balance of Receivables originated by all Sellers previously terminated pursuant to this subsection 1.8(a), calculated with respect to any Seller as of the Cut-Off Date immediately preceding its Terminating Seller Notice Date.

      (b) Any termination by a Seller shall become effective on the first Business Day that follows the day on which the requirements of clause (a)
                                                               ----------
shall have been satisfied (or such later date specified in the notice or certificate referred to in the clauses). Any termination by a Seller shall terminate its rights and obligations hereunder to sell Receivables and Related Assets hereunder to Buyer and Buyer's agreement, with respect to the

Terminating Seller, to purchase the Receivables and Related Assets; provided, however, that the termination shall not relieve the Terminating Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by the Terminating Seller prior to the effective date of the termination.

      (c) A Seller's rights and obligations to sell its Receivables and Related Assets to Buyer shall terminate immediately if such Seller ceases to be a Subsidiary of WRO; provided, however, that the termination shall not relieve such Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of the termination. In connection with a termination described in the preceding sentence, the Terminating Seller may require Buyer to exercise its rights under Section 13.19 of the Pooling and
                                           -------------
Servicing Agreement to cause the Trustee to convey all of its right, title and interest in all (but not less than all) of the Receivables (and Related Assets with respect thereto) originated by the Terminating Seller to a Person designated by the Terminating Seller against receipt, in cash, of a release price of not less than the aggregate unpaid balance of the released Receivables. No such release and conveyance shall, however, be permitted if as a result thereof, any WRO Person would acquire the Receivables.


                                ARTICLE II
                        CALCULATION OF PURCHASE PRICE


      SECTION 2.1  Calculation of Purchase Price.  (a)  On each Business
                   -----------------------------
Day (including the Closing Date), the Servicer shall deliver to Buyer, the Trustee and WRO a Daily Report with respect to Buyer's purchases of Receivables from the Sellers:

            (i) that are to be made on the Closing Date (in the case of the Daily Report to be delivered on the Closing Date) or

            (ii) that were made on the immediately preceding Business Day (in the case of each subsequent Daily Report).

      (b) On each day when Receivables are purchased by Buyer from a Seller pursuant to Article I, the "Purchase Price" to be paid to such Seller on
            ---------
such day for the Purchased Receivables and Related Assets that are to be sold by such Seller on such day shall be determined in accordance with the following formula:

      PP    =     AUB x PPP

      where:

      PP    =     the aggregate Purchase Price for the Purchased Receivables and Related Assets to be purchased from such Seller on such day

      AUB   =     the "Aggregate Unpaid Balance" of the Purchased Receivables
                  that are to be purchased from such Seller on such day. For purposes of this calculation, "Aggregate Unpaid Balance" shall mean (i) for purposes of calculating the Purchase Price to be paid to such Seller on the Closing Date, the sum of the Unpaid Balance of each Receivable generated by such Seller, as measured as at the closing of such Seller's business on the Initial Cut-Off Date, and (ii) for purposes of calculating the Purchase Price on each Business Day thereafter, the sum of the Unpaid Balance of each Receivable to be purchased from such Seller on such day, calculated at the time of the Receivable's sale to Buyer

      PPP   =     the Purchase Price Percentage applicable to the Receivables to be purchased from such Seller on such day, as determined pursuant to Section 2.2.
                              -----------

      SECTION 2.2  Definitions and Calculations Related to Purchase Price
                   -------------------------------------------------------
Percentage.
- ----------

      (a) "Purchase Price Percentage" for the Receivables to be sold by a Seller on any day during a Settlement Period shall mean the percentage determined in accordance with the following formula:

      PPP =       100% - (LD + PDRR)

      where:

      PPP   =     the Purchase Price Percentage in effect during such
                  Settlement Period for such Seller,

      LD    =     the Loss Discount (expressed as a percentage) in effect
                  during such Settlement Period for the Seller Group that
                  includes such Seller, as determined pursuant to subsection
                                                                  ----------
                  (b) below, and
                  ---

      PDRR  =     the Purchase Discount Reserve Ratio (expressed as a
                  percentage) in effect during such Settlement Period for the
                  Seller Group that includes such Seller, as determined on such day pursuant to subsection (c) below, and
                                  --------------

The Purchase Price Percentage, the Loss Discount and the Purchase Discount Reserve Ratio for each Seller shall be recomputed by the Servicer on each Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective on the next Settlement Date and shall be effective for the Settlement Period beginning on such Settlement Date.

      (b) "Loss Discount" in effect during such Settlement Period for a Seller means a percentage equal to the Loss to Liquidation Ratio for the Seller Group that includes such Seller (expressed as a percentage) as in effect during such Settlement Period (it being understood that the allocation of certain miscellaneous items will be required to be estimated for this purpose).

      (c) "Purchase Discount Reserve Ratio" for the Receivables to be sold by a Seller on any day during a Settlement Period shall mean a percentage determined in accordance with the following formula:

      PDRR =      (TD/360) x (DR + PD)


      where:

      PDRR  =     the Purchase Discount Reserve Ratio in effect during such
                  Settlement Period for such Seller,

      TD    =     the Turnover Days for the Receivables originated by the
                  Seller Group that includes such Seller during the Calculation
                  Period preceding the first day of such Settlement Period,

      DR    =     the Discount Rate (expressed as a percentage) in effect
                  during such Settlement Period as determined pursuant to
                  subsection (d) below, and
                  --------------

      PD    =     a profit discount equal to 0.05%.

      (d) "Discount Rate" for the Receivables to be sold by a Seller on any day during a Settlement Period shall mean a fraction (expressed as a percentage) having (i) a numerator equal to 12, multiplied by an amount equal to the sum of (x) the accrued Carrying Costs for the Calculation Period
       ---
preceding the first day of such Settlement Period and (y) the Current Purchase Money Note Carrying Costs, and (ii) a denominator equal to the aggregate Unpaid Balance of the Receivables as of the last day of the Calculation Period preceding the first day of such Settlement Period.

                                ARTICLE III
                 PAYMENT OF PURCHASE PRICE; SERVICING, ETC.


      SECTION 3.1  Purchase Price Payments.  (a)  On the Closing Date
                   -----------------------
and on the Business Day following each day on which any Receivables are purchased from a Seller by Buyer pursuant to Article I, on the terms and
                                             ---------
subject to the conditions of this Agreement, Buyer shall pay to such Seller the Purchase Price for the Receivables and Related Assets purchased on such day by Buyer from such Seller by (i) making a cash payment (on the basis of the

Purchase Price owing to such Seller) to WRO to the extent that Buyer has cash available to make the payment pursuant to Section 3.3 and (ii) if the
                                          -----------
Purchase Price to be paid for the Receivables and Related Assets exceeds the amount of any cash payment on such day to such Seller pursuant to clause
                                                                  -------
(i), by automatically increasing the principal amount outstanding in the
- ---
Seller Account by the amount of the excess; provided, however, that Buyer may not pay such portion of the Purchase Price by increasing the principal amount outstanding in the Seller Account if, after giving effect thereto, the sum of such principal amount plus the outstanding principal amount of the Purchase Money Note would exceed the Maximum Exposure Amount.


      The Seller Account shall be a bookkeeping account maintained by WRO for the benefit of the Sellers, and shall evidence the obligation of Buyer to pay each Seller the portion of the Purchase Price for such Seller's Receivables that has been deferred pursuant to the preceding paragraph. WRO shall be responsible for allocating cash payments and amounts evidenced by the Seller Account among the Sellers and shall maintain sufficient records with respect to the Seller Account such that, on any day, it would be able to identify the amount owed by Buyer to each Seller. On each Distribution Date (and on such other days as Buyer and WRO agree), Buyer shall borrow funds from WRO to pay each Seller the amount so owed to it, and such borrowing shall be evidenced by the Purchase Money Note. WRO (in its capacity as Seller and holder of the Purchase Money Note) and each other Seller agree that, prior to the Seller Maturity Date, Buyer shall be required to make payments in respect of the payment obligations evidenced by the Seller Account and the Purchase Money Note only to the extent that it has cash available, after taking into account amounts required to be established as reserves pursuant to the Transaction Documents, amounts paid to Holders in respect of interest, principal and other amounts owing to such Holders and amounts paid in connection with the purchase of newly generated Receivables.

      The "Maximum Exposure Amount" shall be calculated by the Servicer in each Monthly Report as of the preceding Cut-Off Date and shall equal the positive result (if any) of (a) the product of (i) the Adjusted Eligible Receivables for Ampad Group, multiplied by (ii) the result (expressed as a decimal) of 100% minus the Pro Forma Reserve for Ampad Group, plus (b) the product of (i) the Adjusted Eligible Receivables for WRO Group, multiplied by

(ii) the result (expressed as a decimal) of 100% minus the Pro Forma Reserve for WRO Group, minus (c) the Net Invested Amount.

      The "Pro Forma Reserve" shall be calculated by the Servicer as of the preceding Cut-Off Date in each Monthly Report, and shall be the greatest of the amounts determined pursuant to clauses (x), (y) and (z) below:

      (x) the greatest of (i) the "Benchmark Percentage" for purposes of clause (c) of the definition of "Excess Concentration Balances," (ii) two times the "Benchmark Percentage" for purposes of clause (d) of that definition and (ii) three times the "Benchmark Percentage" for purposes of clause (e) of that definition;

      (y) a percentage calculated in the same manner as the Loss Reserve Ratio for such Cut-Off Date, except that the Applicable Ratings Factor shall be deemed to be 1.5; and

      (z) a percentage calculated in the same manner as the Loss Reserve Ratio (Z-value) for such Cut-Off Date, except that the Z-value shall be deemed to be 1.96.

      (b) On each Business Day, the "Noncomplying Receivables and Dilution Adjustment" for a Seller shall be equal to the difference (whether the difference is positive or negative) between (i) the sum of (A) such Seller's Seller Dilution Adjustment, if any, for the immediately preceding Business Day, as shown in the Daily Report for such day, plus (B) such Seller's Seller Noncomplying Receivables Adjustment, if any, for the immediately preceding Business Day, as shown in the Daily Report for such day, in the case of each of clauses (A) and (B), as the amounts are determined pursuant to
- -----------     ---
Section 3.5, minus (ii) the amount of any payments (if any) that Buyer
- -----------
shall have received on the immediately preceding Business Day on account of a Seller Noncomplying Receivable originated by such Seller that has been the subject of an earlier Seller Noncomplying Receivables Adjustment. If such Seller's Noncomplying Receivables and Dilution Adjustment is positive on any day, Buyer shall reduce the Purchase Price payable to such Seller on such day by the absolute value of such Noncomplying Receivables and Dilution Adjustment. If instead the Noncomplying Receivables and Dilution Adjustment for such Seller is negative on any day, Buyer shall increase the Purchase Price payable to such Seller on such day by the absolute value of the Noncomplying Receivables and Dilution Adjustment.

      (c) If a positive Noncomplying Receivables and Dilution Adjustment for a Seller on any day exceeds the Purchase Price payable by Buyer to such Seller on such day, or if such day falls on or after the Purchase Termination Date, then the principal amount of the Purchase Money Note shall be reduced automatically by the amount of the excess and such Seller (if different than WRO) shall owe such amount to WRO on open account.

      (d) If, on any day prior to the Purchase Termination Date, the principal amount of the Purchase Money Note is zero, then the amount of the excess of a positive Noncomplying Receivables and Dilution Adjustment for such Seller on such day over the Purchase Price payable by Buyer to such Seller on such day (the "Purchase Price Credit") shall be credited against the Purchase Price payable by Buyer to such Seller for subsequent Purchases of Receivables and Related Assets by Buyer. If any Purchase Price Credit for such Seller has not been fully applied on or prior to the fifth Business Day (or a mutually agreed upon earlier day) after the creation of the Purchase Price Credit, then, on the Business Day that follows the end of the five Business Day (or shorter) period, WRO shall pay to Buyer in cash the remaining unapplied amount of the Purchase Price Credit and such Seller (if different than WRO) shall owe such amount to WRO on open account.

      (e) If, on any day on or after the Purchase Termination Date, the principal amount of the Purchase Money Note has been reduced to zero and there is a positive Noncomplying Receivables and Dilution Adjustment for such Seller for such day, then WRO shall pay to Buyer in cash the amount of the Noncomplying Receivables and Dilution Adjustment on the next succeeding Business Day and such Seller (if different than WRO) shall owe such amount to WRO on open account.

      (f) If, on any day on or after the Purchase Termination Date, there is a negative Noncomplying Receivables and Dilution Adjustment for a Seller for such day, then Buyer shall pay to such Seller in cash the amount of the Noncomplying Receivables and Dilution Adjustment no later than the Final Maturity Date, and the amount, until paid, shall bear interest at the rate of interest publicly announced from time to time by the Trustee as its reference rate, which interest shall also be paid no later than the Final Maturity Date.

      SECTION 3.2  The Purchase Money Note.  On the Closing Date, Buyer
                   -----------------------
will deliver to WRO a promissory note, substantially in the form of Exhibit
                                                                    --------
A, payable to the order of WRO (such promissory note, as the same may be
- -
amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "Purchase Money Note"), that is subordinated to all Senior Interests now or hereafter arising under or in connection with the Pooling Agreement. The Purchase Money Note is payable in full on the date that is twelve months after the date (the "Seller Maturity Date") on which all Investor Certificates and Purchased Interests have been repaid in full and the Revolving Periods for all Investor Revolving Certificates and Purchased Interests have terminated. The Purchase Money Note bears interest at a rate per annum equal to the rate publicly announced by the Trustee from time to time as its "reference" rate, determined as of each Cut-Off Date. Buyer may prepay all or part of the outstanding balance of the Purchase Money Note from time to time without any premium or penalty, unless the prepayment would result in a default in Buyer's payment of any other amount required to be paid by it under any Transaction Document; provided, however, that no Liquidation Event or Unmatured Liquidation Event has occurred.

      SECTION 3.3  Application of Collections and Other Funds.  If, on any
                   ------------------------------------------
day, Buyer receives proceeds of transfers pursuant to the Pooling Agreement, Buyer shall apply the funds as follows:

            (a)  first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under Section 7.02(m) of
                                                        ---------------
      the Pooling Agreement).

            (b)  second, to pay the Purchase Price pursuant to Section 3.1
                                                               -----------
      for Receivables and Related Assets purchased by Buyer from the Sellers on such day (in the case of the Closing Date) or the next preceding Business Day,

            (c) third, to repay amounts owed by Buyer to WRO or the other Sellers under the Purchase Money Note or the Seller Account (provided, however, that no Liquidation Event or Unmatured Liquidation Event has occurred),

            (d)  fourth, to pay amounts owed pursuant to Section 3.1(f),
                                                         --------------
      and

            (e) fifth, if Seller shall elect, to declare and pay dividends to WRO to the extent permitted by law.

      SECTION 3.4  Servicing of Receivables and Related Assets.  Consistent
                   -------------------------------------------
with Buyer's ownership of the Receivables and the Related Assets, as between the parties to this Agreement, Buyer shall have the sole right to service, administer and collect the Receivables, to assign the right and to delegate the right to others. Without limiting the generality of Section 10.11, each
                                                     -------------
Seller hereby acknowledges and agrees that Buyer shall assign to the Trustee for the benefit of the Investor Certificateholders the rights and interests granted by the Sellers to Buyer hereunder and agrees to cooperate fully with the Servicer and the Trustee in the exercise of the rights. As more fully described in Section 7.4(b) and in the Pooling Agreement, the Trustee may
             --------------
exercise the rights in the place of Buyer (as assignee or otherwise) only after the designation of a Servicer other than WRO pursuant to Section 10.02 of the Pooling Agreement. At Trustee's request, each Seller will (A) assemble all of the Records that are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to Trustee at one or more places selected by Trustee or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to Trustee and shall, promptly upon receipt (and in no event later than the first Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Bank Account or the Master Collection Account and
(C) permit, upon not less than two Business Days' prior written notice, any Successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

      SECTION 3.5  Adjustments for Noncomplying Receivables, Dilution and
                   -------------------------------------------------------
Cash Discounts.  (a)  If at any time any of Buyer, the Servicer, the Trustee
- --------------
or a Seller shall determine that any Receivable identified by the Servicer as an Eligible Receivable on the date of Purchase thereof by Buyer or the contribution thereof to Buyer was in fact a Seller Noncomplying Receivable on such date, or that any of the representations and warranties made by the related Seller in Section 5.1(k) with respect to the Receivable was not
                  --------------
true on such date, such Seller shall be deemed to have received on the date of such determination a Collection of the Receivable in an amount equal to the Unpaid Balance of the Receivable (the sum of all such amounts for such Seller on any day being called the "Seller Noncomplying Receivables Adjustment" for such Seller for such day), and such Seller shall pay the amount of the Seller Noncomplying Receivables Adjustment to Buyer in the manner provided for in
Section 3.1.


      (b) If on any day the aggregate Unpaid Balance of the Receivables sold or contributed to Buyer on or before such date by a Seller is reduced in any manner described in the definition of "Dilution" (the total of the reductions being called the "Seller Dilution Adjustment" for the Seller for such day), then such Seller shall be deemed to have received on such day a Collection of Receivables in the amount of the Seller Dilution Adjustment and such Seller shall pay the amount to Buyer in the manner provided in Section 3.1.
                                                        -----------

      SECTION 3.6  Payments and Computations, Etc.  (a)  All amounts to be
                   ------------------------------
paid by a Seller to Buyer hereunder shall be paid in accordance with the terms hereof no later than 1:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then the payment shall be made on the next Business Day. Each Seller shall, to the extent permitted by law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the Purchase Money Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

      (b) All amounts to be paid by Buyer to a Seller hereunder shall be paid no later than 2:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that WRO shall from time to time specify in writing. Payments received by such Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next Business Day.

                                  ARTICLE IV
                           CONDITIONS TO PURCHASES


      SECTION 4.1  Conditions Precedent to Initial Purchase.  The initial
                   ----------------------------------------
purchase hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, and (ii) Buyer shall have received (or in the case of subsection (g) below, shall have delivered) each of the
               --------------
following, on or before the Closing Date, each (unless otherwise indicated) dated the date hereof or the Closing Date and each in form and substance satisfactory to Buyer:

            (a)  Seller Assignment Certificates.  A Seller Assignment
                 ------------------------------
      Certificate from each Seller in the form of Exhibit B, duly
                                                  ---------
      completed, executed and delivered by such Seller,

            (b)  Resolutions.  A copy of the resolutions of the Board of
                 -----------
      Directors of each Seller approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by Buyer, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to Buyer,

            (c)  Good Standing Certificate of each Seller; Certificates as to
                 -------------------------------------------------------------
      Foreign Qualification of each Seller.  A good standing certificate for
      ------------------------------------
      each Seller, issued by the Secretary of State of the jurisdiction of its incorporation and of each state in which such Seller transacts business, is required to be in good standing and where the failure to be in good standing could materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of such Seller, each dated as of a recent date,

            (d)  Incumbency Certificate.  A certificate of the Secretary or
                 ----------------------
      Assistant Secretary of each Seller certifying, as of a recent date reasonably acceptable to Buyer, the names and true signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by such Seller (on which certificate Buyer, the Trustee and the Servicer may conclusively rely until such time as Buyer shall receive from such Seller (with a copy to the Trustee and the Servicer), a revised certificate meeting the requirements of this subsection),

            (e)  Other Transaction Documents.  Original copies, executed by
                 ---------------------------
      each of the parties thereto in such reasonable number as shall be specified by Buyer, of each of the other Transaction Documents to be executed and delivered in connection herewith,

            (f)  Opinions of Counsel.  The following opinions, in form and
                 -------------------
      substance satisfactory to Buyer.

                  (a) opinions of Kirkland & Ellis as to certain corporate matters, Federal and state tax and UCC matters, true sale and non-consolidation;

                  (b) opinions of Moore & Van Allen as to certain corporate matters and non-consolidation; and

                  (c) opinion of Hirsch & Westheimer as to Texas state tax matters.

            (g)  Purchase Money Note.  The Purchase Money Note, executed by
                 -------------------
      Buyer, and

            (h)  License Agreements.  Duly executed counterparts of a
                 ------------------
      software license agreement between WRO and Buyer.

      SECTION 4.2  Certification as to Representations and Warranties.
                   --------------------------------------------------
Each Seller, by accepting the Purchase Price paid for each Purchase, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in
Article V (excluding, with respect to any day after the Closing Date,
- ---------
Section 5.1(i)) are true and correct on and as of such day, with the same
- --------------
effect as though made on and as of such day.

      SECTION 4.3  Effect of Payment of Purchase Price.  Upon the payment
                   -----------------------------------
of the Purchase Price (whether in cash or by an increase in the Seller Account pursuant to Section 3.1) for any Purchase, title to the Receivables and the
            -----------
Related Assets included in the Purchase shall rest in Buyer, whether or not the conditions precedent to the Purchase were in fact satisfied; provided, however, that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by a Seller in fact to satisfy any such condition precedent.


                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES


      SECTION 5.1  Representations and Warranties of the Sellers.  In order
                   ---------------------------------------------
to induce Buyer to enter into this Agreement and to make purchases hereunder, each Seller hereby makes the representations and warranties set forth in this section with respect to itself at the times and to the extent set forth in
Section 4.2.
- -----------

            (a)  Organization and Good Standing.  Such Seller is a
                 ------------------------------
      corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. Such Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own and sell its Receivables and the Related Assets.

            (b)  Due Qualification.  Such Seller is duly qualified to do
                 -----------------
      business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals would have a substantial likelihood of having a Material Adverse Effect.

            (c)  Power and Authority; Due Authorization.  Such Seller has
                 --------------------------------------
      (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) sell and assign the Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action the sale and assignment and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

            (d)  Valid Sale; Binding Obligations.  Each sale made by such
                 -------------------------------
      Seller pursuant to this Agreement, and each contribution made to Buyer pursuant to the Subscription Agreement, shall constitute a valid sale, transfer, and assignment of all of such Seller's right, title and interest in, to and under the Receivables and the Related Assets of such Seller to Buyer that is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, such Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as a result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement); and this Agreement constitutes, and each other Transaction Document to which such Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

            (e)  No Conflict or Violation.  The execution, delivery and
                 ------------------------
      performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by such Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or
      (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, would have a substantial likelihood of having a Material Adverse Effect.

            (f)  Litigation and Other Proceedings.  Except as described in
                 --------------------------------
      Schedule 1, (i) there is no action, suit, proceeding or investigation
      ----------
      pending or, to the best knowledge of such Seller, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of each of clauses (i) and (ii), (A) asserts the invalidity of this
              -----------     ----
      Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Receivables or Related Assets by such Seller to Buyer, the issuance of the applicable Seller Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the applicable Seller Assignment Certificate, in the case of each of the foregoing whether under the United States Federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations would have a substantial likelihood of having a Material Adverse Effect.

            (g)  Government Approvals.  All authorizations, consents,
                 --------------------
      orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by such Seller, and all notices to and filings (except, in respect of enforceability against a Federal Obligor, any filings under the Assignment of Claims Act and any consents required by states with respect to any Receivables arising from

      State and Local Obligors so long as such Receivables are not reported as Eligible Receivables), with any Governmental Authority that are required to be made by it, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by such Seller of this Agreement, such Seller's Seller Assignment Certificate or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

            (h)  Bulk Sales Act.  No transaction contemplated by this
                 --------------
      Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

            (i)  Financial Condition.  The Pro Forma Financial Data, copies
                 -------------------
      of which have been furnished to Buyer and the Trustee, fairly present in all material respects on a pro forma basis the consolidated financial position and business of WRO and its consolidated subsidiaries as at the dates specified therein and the consolidated results of the operations of WRO and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied throughout the periods reflected therein, and, except as set forth in Schedule 2, since September 30, 1995 through the date hereof there has been no material adverse change in the condition (financial or otherwise), business or operations of WRO and its consolidated subsidiaries. "Pro Forma Financial Data" means the pro forma consolidated financial data included in the offering memorandum, dated October 23, 1995, with respect to the proposed offering of Senior Subordinated Notes due 2005 to be issued by WRO.

            (j)  Margin Regulations.  No use of any funds obtained by such
                 ------------------
      Seller under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

            (k)  Quality of Title.
                 ----------------

                  (i) Immediately before each purchase to be made by Buyer hereunder and each contribution to be made under the Subscription Agreement to Buyer, each Receivable and Related Asset of such Seller that is then to be transferred to Buyer thereunder, and the related Contracts, shall be owned by such Seller free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement); provided that the existence of an Adverse Claim that is released on the First Issuance Date (upon application of the proceeds of the issuance of Certificates on that date) shall not constitute a breach of this representation and warranty; and such Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of Buyer and its successors in the Receivables and Related Assets against all creditors of, and purchasers from, such Seller.

                  (ii) Whenever Buyer makes a purchase hereunder or accepts a contribution under the Subscription Agreement from such Seller, it shall have acquired a valid and perfected first priority ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Pooling Agreement).

                  (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable originated by such Seller, any interest therein or any Related Asset with respect thereto is on file in any recording office except financing statements as to termination statements or releases that are filed on the Closing Date or within three Business Days after the Closing Date and (x) such as may be filed
            (A) in favor of such Seller in accordance with the Contracts, (B) in favor of Buyer pursuant to this Agreement or the Subscription Agreement and (C) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with the Pooling Agreement and
            (y) such as may have been identified to Buyer prior to the Closing Date and termination statements relating to which have been placed with LEXIS Document Services for filing on the First Issuance Date or the first Business Day thereafter. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of such Seller that might give rise to Receivables is on file in any recording office except for (so long as an Intercreditor Agreement is in effect) financing statements or instruments in favor of creditors of such Seller bound by such Intercreditor Agreement.

                  (iv) No Purchase by Buyer from such Seller constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                  (v) Each Purchase by Buyer from such Seller constitutes a true and valid sale of the Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of the Receivables and Related Assets for security purposes), enforceable against the creditors of such Seller, and no Receivables or Related

            Assets transferred to Buyer hereunder or under the Subscription Agreement shall constitute property of such Seller.

            (l)  Eligible Receivables.  (i)  On the date of each purchase
                 --------------------
      of Receivables hereunder, each such Receivable, unless otherwise identified to Buyer and the Trustee by the Servicer in the Daily Report for such date, is an Eligible Receivable, and (ii) on the date of each Daily Report or Settlement Statement that identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

            (m)  Accuracy of Information.  All written information
                 -----------------------
      furnished on and after the Closing Date by such Seller or any other WRO Person to Buyer, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

            (n)  Offices.  The principal place of business and chief
                 -------
      executive office of such Seller is located at the address set forth under such Seller's signature hereto, and any other location which has been such Seller's principal place of business or chief executive office during the past 4 months or in which such Seller keeps (or has kept during the past 4 months) Records, Contracts, purchase orders and agreements related to the Receivables or Related Assets (and all original documents relating thereto) is specified in Schedule 3 (or at such
                                                  ----------
      other locations, notified to the Servicer and the Trustee in accordance with Section 6.1(f), in jurisdictions where all action required
           --------------
      pursuant to Section 7.3 has been taken and completed).
                  -----------

            (o)  Account Banks and Payment Instructions.  The names and
                 --------------------------------------
      addresses of all the banks, together with the account numbers of the accounts at the banks, into which Collections are paid as of the Closing Date have been accurately identified to Buyer in a letter from such Seller to Buyer dated the Closing Date or have been specified in the notices as shall have been delivered thereafter pursuant to Section
                                                                  --------
      6.3(c).  Each Account Bank has executed and delivered an Account
      ------
      Agreement to Buyer and the Trustee. Such Seller has instructed all Obligors to submit all payments on the Receivables and Related Assets directly to one of the Lockbox Accounts. Any payments not made directly to the Account Banks will be forwarded to the Account Banks within two Business Days.

            (p)  [Intentionally deleted.]

            (q)  Compliance with Applicable Laws.  Such Seller is in
                 -------------------------------
      compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental

      Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, would have a substantial likelihood of having a Material Adverse Effect.

            (r)  Legal Names.  Except as set forth in Schedule 4, since
                                                      ----------
      October 31, 1989 such Seller has not been known by any legal name other than its corporate name as of the date hereof, except to the extent permitted otherwise pursuant to Section 6.3(e), nor has such Seller
                                      --------------
      been the subject of any merger or other corporate reorganization since October 31, 1989 that resulted in a change of name, identity or corporate structure. Such Seller uses no trade names other than its actual corporate name and the trade names set forth in Schedule 4.
                                                      ----------

            (s)  Investment Company Act.  Such Seller is not, and is not
                 ----------------------
      controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

            (t)  Taxes.  Such Seller has filed or caused to be filed all
                 -----
      tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) that are being contested in good faith, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no Adverse Claim, except Permitted Adverse Claims, has been imposed upon any Receivables or Related Assets.

      SECTION 5.2  Representations and Warranties of Buyer.  From the date
                   ---------------------------------------
hereof until the Purchase Termination Date, Buyer hereby represents and warrants that (a)(i) this Agreement has been duly executed and delivered by Buyer and (ii) constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable law or any agreement to which Buyer is a party or by which its properties are bound.


                                ARTICLE VI
                      GENERAL COVENANTS OF THE SELLERS


      SECTION 6.1  Affirmative Covenants.  From the Closing Date until the
                   ---------------------
first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Invested Amount for each Series or

Purchased Interest shall have been reduced to zero, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

            (a)  Compliance with Laws, Etc.  Such Seller will comply in all
                 --------------------------
      material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related Contracts of such Seller and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

            (b)  Preservation of Corporate Existence.   Such Seller will
                 -----------------------------------
      preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a substantial likelihood of having a Material Adverse Effect.

            (c)  Receivables Reviews.  Such Seller shall, during regular
                 -------------------
      business hours upon not less than five Business Days' prior notice, permit Buyer and its agents or representatives, at the expense of such Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of such Seller relating to the Receivables or Related Assets generated by such Seller, and (ii) to visit the offices and properties of such Seller for the purpose of examining the materials described in clause (i) above, and to discuss matters relating to any Receivables
      ----------
      or any Related Assets of such Seller or such Seller's performance hereunder with any of the Authorized Officers of such Seller or, with the prior consent of an Authorized Officer of such Seller, with employees of such Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a
                       -----------     ----
      "Seller Receivables Review"). Buyer and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever Buyer, in its reasonable judgment, deems it appropriate; provided, that prior to the occurrence and continuance of a Liquidation Event, Buyer (or its agent or representative) shall give such Seller at least five Business Days' prior notice of any Seller Receivables Review, and Buyer shall have the right to request a Seller Receivables Review not more than twice in any calendar year.

            (d)  Keeping of Records and Books of Account.  Such Seller
                 ---------------------------------------
      shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that, in the reasonable determination of Buyer and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. Upon the reasonable request of Buyer made at any time after the occurrence and continuance of a Servicer Default, such Seller will deliver copies of all books and records maintained pursuant to this subsection to the Trustee. Such Seller shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to the Receivables and
      (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by Buyer.

            (e)  Performance and Compliance with Receivables and Contracts.
                 ---------------------------------------------------------
      Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of such Seller related to the Receivables and Related Assets, the breach of which provisions, covenants or promises would have a substantial likelihood of having a Material Adverse Effect.

            (f)  Location of Records and Offices.  Such Seller will keep
                 -------------------------------
      its principal place of business and chief executive office, and the offices where it keeps all Records related to the Receivables and the Related Assets (and all original documents relating thereto), at the addresses referred to in Schedule 3 or, upon not less than 30 days'
                               ----------
      prior written notice given by such Seller to Buyer, the Trustee and the Applicable Rating Agencies, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and
                                   -----------
      completed.

            (g)  Credit and Collection Policies.  Such Seller will comply
                 ------------------------------
      in all material respects with its Credit and Collection Policy in regard to each Receivable of such Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

            (h)  Separate Corporate Existence of Buyer.  Such Seller hereby
                 -------------------------------------
      acknowledges that the Trustee, on behalf of the Trust, is entering into the transactions contemplated by the Transaction Documents in reliance upon Buyer's identity as a legal entity separate from such Seller and the other WRO Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations shall have been fully paid and performed and the Invested Amount for each Series or Purchased Interest shall have been reduced to zero, such Seller will, and will cause each other WRO Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Buyer and that Buyer is not a division of the Servicer, such Seller, WRO or any other Person.

            (i)  Payment Instructions to Obligors.  Such Seller will
                 --------------------------------
      instruct all Obligors to submit all payments either (i) to one of the lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or to a Concentration Account or (ii) directly to one of the Lockbox Accounts.

            (j)  Segregation of Collections.  Such Seller shall use
                 --------------------------
      reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, the Servicer and the Trustee (following which notice, Buyer shall cause the Servicer to return all the funds to such Seller).

            (k)  Identification of Eligible Receivables.  Such Seller will
                 --------------------------------------
      (i) establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables to be sold on that date that are not Eligible Receivables, and (ii) except as permitted in Section 3.05(c) of the Pooling Agreement, notify Buyer prior to the occurrence of a Purchase if a Receivable to be sold hereunder will, to such Seller's knowledge, not be an Eligible Receivable as of the date of Purchase.

            (l)  Accuracy of Information.  All written information
                 -----------------------
      furnished on and after the Closing Date by such Seller or any other WRO Person to Buyer, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

            (m)  Taxes.  File or cause to be filed all Federal, state and
                 -----
      local tax returns that are required to be filed by it (except where the failure to file such returns could not reasonably be expected to have an adverse effect) and pay or cause to be paid all taxes shown to be due and payable on taxes or assessments, (except only such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a Material Adverse Effect).

      SECTION 6.2  Reporting Requirements.  From the Closing Date until the
                   ----------------------
first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Invested Amount for each Series or Purchased Interest shall have been reduced to zero, such Seller agrees that it will, unless Buyer and the Trustee shall otherwise give prior written consent, and (with respect to the notices described below in subsections (c) and (d)) unless the Rating Agency
                   ---------------     ---
Condition has been satisfied), furnish to Buyer and the Trustee and, in the case of the notices described below in subsections (c), (d) and
                                       ---------------  ---
(f), to the Applicable Rating Agencies:
- ---

            (a)  Quarterly Financial Statements.  Within 45 days after the
                 ------------------------------
      end of each of the first three fiscal quarters of each fiscal year of WRO, copies of the unaudited consolidated balance sheets of WRO and its Consolidated Subsidiaries as at the end of the fiscal quarter and the related unaudited statements of earnings and cash flows, in each case for the fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of WRO,

            (b)  Annual Financial Statements.  As soon as possible and in
                 ---------------------------
      any event within 90 days after the end of each fiscal year of WRO, a copy of the consolidated balance sheet of WRO and its Consolidated Subsidiaries as at the end of the fiscal year and the related statements of earnings, stockholders' equity and cash flows of WRO and its Consolidated Subsidiaries for the fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified, without Impermissible Qualification, by Price Waterhouse LLC (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by WRO),

            (c)  Liquidation Events.  As soon as possible, and in any event
                 ------------------
      within five Business Days after an Authorized Officer of such Seller has obtained knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, a written statement of an Authorized Officer of such Seller describing the event and the action that such Seller proposes to take with respect thereto, in each case in reasonable detail,

            (d)  Material Adverse Effect.  As soon as possible and in any
                 -----------------------
      event within five Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or that would have a substantial likelihood of having, a Material Adverse Effect,

            (e)  Proceedings.  As soon as possible and in any event within
                 -----------
      five Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(f) not previously
                                          --------------
      disclosed to Buyer and (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding, and

            (f)  Other.  Promptly, from time to time, (i) such other
                 -----
      information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of such Seller, in each case as Buyer may from time to time reasonably request in order to protect the interests of Buyer, the Trustee or the Certificateholders under or as contemplated by this Agreement.

      SECTION 6.3  Negative Covenants.  From the Closing Date until the
                   ------------------
first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Invested Amount for each Series or Purchased Interest shall have been reduced to zero, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

            (a)  Sales, Liens, Etc.  Except as otherwise provided herein or
                 ------------------
      in the Pooling Agreement, such Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to any Transferred Asset or any Contract related to any Receivable, or upon or with respect to any lockbox or account to which any Collections of any such Receivable or any Related Assets are sent or any interest therein, or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

            In the event that such Seller fails to keep any Specified Assets free and clear of any Adverse Claim (other than a Permitted Adverse Claim, any Adverse Claims arising hereunder, and other Adverse Claims permitted by any other Transaction Document), Buyer may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. Buyer shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article
                                                                 --------
      IX.  Alternatively, Buyer may deduct such expenditures as an offset to
      ---
      the Purchase Price owed to such Seller hereunder.

            Such Seller will not pledge or grant any security interest in its inventory, the Seller Account, the Purchase Money Note or the capital stock of Buyer unless prior to any pledge or grant such Seller, Buyer, the Trustee and the person for whose benefits the pledge or grant is being made have entered into an Intercreditor Agreement.

            (b)  Extension or Amendment of Receivables; Change in Credit and
                 ------------------------------------------------------------
      Collection Policy or Contracts.  Such Seller will not, (i) without the
      ------------------------------
      prior written consent of Buyer and the Trustee, which consent will not be unreasonably withheld, extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that would have a Material Adverse Effect on the Investor Certificateholders or the Buyer or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of the Trustee, Buyer and each Buyer Agent and the Rating Agency Condition is satisfied with respect thereto,
      (y) with respect to collection procedures, the change is made with prior written notice to the Trustee, Buyer and each Buyer Agent and no Material Adverse Effect on any Series or Purchased Interest would result and (z) with respect to accounting policies relating to Receivables that have become Write-Offs, the change is made in accordance with GAAP.

            (c)  Change in Payment Instructions to Obligors.  Such Seller
                 ------------------------------------------
      will not (i) add or terminate any bank as an Account Bank from those listed in the letter referred to in Section 5.1(o) unless, prior to
                                          --------------
      any such addition or termination, Buyer, the Trustee and the Applicable Rating Agencies shall have received not less than five Business Days' prior written notice of the addition or termination and, not less than five Business Days prior to the effective date of any such proposed addition or termination, Buyer and the Trustee shall have received (A) counterparts of the applicable type of Account Agreement with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (B) copies of all other agreements and documents signed by the Account Bank and such other parties with respect to any new Bank Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to Buyer and the Trustee, or (ii) make any change in its instructions to Obligors, given in accordance with
      Section 5.1(o), regarding payments to be made to such Seller or
      --------------
      payments to be made to any Account Bank, other than changes in the instructions that direct Obligors to make payments to another Bank Account at such Account Bank or another Account Bank or to the Master Collection Account.

            (d)  Mergers, Acquisitions, Sales, etc.  Except for (i) mergers
                 ----------------------------------
      or consolidations in which such Seller or another Seller is the surviving Person, (ii) mergers or consolidations of a subsidiary of WRO into such Seller or (iii) mergers or consolidations in which the surviving Person expressly assumes the performance of this Agreement and the Rating Agency Condition shall have been satisfied with respect to the consolidation or merger (or, if no outstanding Investor Certificates are rated, the Trustee shall have consented to such consolidation or merger in writing), the Seller will not be a constituent corporation to any merger or consolidation; provided, however, that satisfaction of the Rating Agency Condition (or, if applicable, written approval of the Trustee) will not be required for a merger or consolidation with a Person referred to in this clause (iii) if (A) such Person is in the same line of business as one or more of the existing Sellers or a related line of business, (B) the aggregate Unpaid Balance of Receivables to be added to the Trust as a result of such merger or consolidation (calculated as of the last Cut-Off Date prior to the merger or consolidation) is less than 5% of the aggregate Unpaid Balance of all Receivables on such Cut-Off Date, and (C) after giving effect to such merger or consolidation, there shall be no more than three Exempt Persons during the twelve month period ending on the date of such merger or consolidation. Such Seller will give the Applicable Rating Agencies and the Trustee notice of any such permitted merger or consolidation promptly following completion thereof. Such Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Agreement or the Subscription Agreement.

            (e)  Change in Name.  Such Seller will not (i) change its
                 --------------
      corporate name or (ii) change the name under or by which it does business in any manner that would or may make any financing statement filed by such Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of an applicable enactment of the UCC, in each case unless such Seller shall have given Buyer, the Servicer, the Trustee and the Applicable Rating Agencies 30 days' prior written notice thereof and unless, prior to any change in name, such Seller shall have taken and completed all action required by Section 7.3.
                                                 -----------

            (f)  Certificate of Incorporation.  Such Seller will not cause
                 ----------------------------
      Buyer to amend Article X, or XI of its Certificate of Incorporation without the Trustee's prior written consent, which consent will not be unreasonably withheld or delayed.

            (g)  Amendments to Transaction Documents.  Such Seller will not
                 -----------------------------------
      amend or otherwise modify or supplement any Transaction Document to which it is a party unless (i) Buyer shall have given its prior written consent to each amendment, modification or supplement and (ii) the Rating Agency Condition shall have been satisfied (or, if no outstanding Investor Certificates are outstanding, the Trustee shall have consented to such amendment, modification or supplement in writing).

            (h)  Accounting for Purchases.  Such Seller shall prepare its
                 ------------------------
      financial statements in accordance with GAAP, and any financial statements that are made publicly available and which are consolidated to include Buyer will contain footnotes stating that such Seller has sold its Receivables. Such Seller shall not prepare any financial statements that account for the transactions contemplated in this Agreement in any manner other than as a sale of the Specified Assets by such Seller to Buyer, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Specified Assets by such Seller to Buyer.


                                ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                       RESPECT OF THE SPECIFIED ASSETS


      SECTION 7.1  Rights of Buyer.  (a)  Subject to Section 7.4(b),
                   ---------------                   --------------
each Seller hereby authorizes Buyer, the Servicer and/or their respective designees to take any and all steps in such Seller's name and on behalf of such Seller that Buyer, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Specified Assets, including endorsing the name of such Seller on checks and other instruments representing Collections and enforcing such Seller's rights under such Specified Assets.

      (b)  Except as set forth in Section 3.5 with respect to Seller
                                  -----------
Noncomplying Receivables, Buyer shall have no obligation to account for, to replace, to substitute or to return any Specified Asset to any Seller. Buyer shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to any Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Specified Assets.

      (c) Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Specified Assets, and all of Buyer's right, title and interest in, to and under this Agreement and the Subscription Agreement, on whatever terms Buyer shall determine, pursuant to the Pooling Agreement or otherwise.

      (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Specified Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

      SECTION 7.2  Responsibilities of the Sellers.  Anything herein to the
                   -------------------------------
contrary notwithstanding, each Seller hereby agrees:

            (a) to deliver directly to the Servicer (for Buyer's account), within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of such Seller until delivery of such Collections to the Servicer.

            (b) to perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if the Receivables had not been sold hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve such Seller from any of its obligations under the Contracts or Related Assets related to the Receivables.

            (c) Such Seller hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Buyer (whether or not from such Seller) in connection with any Transferred Asset.

            (d) To the extent that such Seller does not own the computer software that such Seller uses to account for Receivables, such Seller shall use reasonable efforts to provide Buyer and the Trustee with such licenses, sublicenses and/or assignments of contracts as Buyer or the Trustee shall require with regard to all services and computer hardware or software used by such Seller that relate to the servicing of the Specified Assets.

      SECTION 7.3  Further Action Evidencing Purchases.  Each Seller agrees
                   -----------------------------------
that from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by Buyer or contribution to Buyer of the Receivables and the Related Assets under this Agreement or the Subscription Agreement (as applicable), or to enable Buyer to exercise or enforce any of its rights under any Transaction Document. Each Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that Buyer, the Servicer or the Trustee may reasonably request in order to perfect, protect or more fully evidence the purchase or contribution of the Receivables and the Related Assets or to enable Buyer or the Trustee (as the assignee of Buyer) to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of Buyer, each Seller will:

            (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or the Trustee may reasonably determine to be necessary or appropriate, and

            (b) mark the master data processing records evidencing the Receivables with the following legend:

            "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO NOTEPAD FUNDING CORPORATION ("NFC") PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF OCTOBER 31, 1995, AMONG WILLIAM HOUSE-REGENCY OF DELAWARE, INC. ("WRO"), CERTAIN OF ITS SUBSIDIARIES AND NFC; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THE NOTEPAD FUNDING RECEIVABLES MASTER TRUST PURSUANT TO A POOLING AND SERVICING AGREEMENT, DATED AS OF OCTOBER 31, 1995, AMONG NFC, AS TRANSFEROR, WRO, AS THE INITIAL SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

      Each Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of such Seller, in each case whether now existing or hereafter generated by such Seller. Except for material performance obligations of such Seller to any Obligor hereunder or under any of the Contracts, if (i) such Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by such Seller as provided in Section
                                                                     --------
9.1.
- ---

      SECTION 7.4  Collection of Receivables; Rights of Buyer and Its
                   ---------------------------------------------------
Assignees.  (a)  Each Seller hereby transfers to the Trustee (as transferee
- ---------
of Buyer's interest in the Specified Assets) the ownership of, and the exclusive dominion and control over, each of the Bank Accounts and all related lockboxes owned by such Seller, and such Seller hereby agrees to take any further action that Buyer or the Trustee may reasonably request in order to effect or complete the transfer. Each Seller further agrees to use reasonable efforts to prevent funds other than proceeds of the Specified Assets from being deposited in any Bank Account.

      (b) Buyer may, at any time after a Liquidation Event or Servicer Default, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to the Trustee or its designees. Furthermore, each Seller shall, at the request of Buyer and at such Seller's expense, promptly give notice of the Trust's interest in the Receivables of the Obligor and the Related Assets to each such Obligor and direct that payments be made directly to the Trustee or its designee, which notice shall be acceptable in form and substance to Buyer. In addition, each Seller hereby authorizes Buyer to take any and all steps in such Seller's name and on its behalf that are necessary or desirable, in the reasonable determination of Buyer, to collect all amounts due under any and all Specified Assets, including endorsing such Seller's name on checks and other instruments representing Collections and enforcing the Specified Assets and the Contracts related to the Receivables. The Trustee may exercise any of the foregoing rights in the place of Buyer (as assignee or otherwise) at any time following the designation of a Servicer other than WRO pursuant to Section 10.02 of the Pooling Agreement.

      (c) At any time when (i) a Liquidation Event shall have occurred and remain continuing or (ii) a Servicer other than WRO has been designated pursuant to Section 10.02 of the Pooling Agreement, each Seller shall, at Buyer's request, assemble all of the Records that evidence the Receivables and Related Assets originated by such Seller and the Contracts related to the Receivables, or that are otherwise necessary or desirable to collect the Receivables or Related Assets, and make the same available to Buyer or the Trustee at a place selected by the Trustee or its designee.


                                 ARTICLE VIII
                                 TERMINATION


      SECTION 8.1  Termination by the Sellers.  Prior to the Liquidation
                   --------------------------
Commencement Date, the Sellers may terminate all of their agreements to sell Receivables hereunder to Buyer by giving Buyer and the Trustee not less than ten Business Days' prior written notice of their election not to continue to sell Receivables to Buyer; provided that such notice must be given as to all Sellers. The Trustee shall notify the Certificateholders of all Series within five Business Days of receiving any notice. Upon receipt of a termination notice from the Sellers, Buyer shall notify the holders of each Series of Fixed Principal Certificates that it is electing to cause that Series to be prepaid in full and shall cause each Series of Investor Revolving Certificates and Purchased Interests to be repaid as early as is practicable. The sale of Receivables under this Agreement will not cease until all prepayments and repayments have been completed.

      SECTION 8.2  Automatic Termination.  The agreement of each Seller to
                   ---------------------
sell Receivables hereunder, and the agreement of Buyer to purchase Receivables from such Seller hereunder, shall terminate automatically upon the Liquidation Commencement Date; provided, however, that if, at any time prior to the Liquidation Commencement Date, an Event of Bankruptcy occurs as a result of a bankruptcy proceeding being filed against a Seller, then on and after the date on which such bankruptcy proceeding is filed until the dismissal of the proceeding Buyer shall not purchase Receivables and Related Assets from such Seller.

                                 ARTICLE IX
                               INDEMNIFICATION


      SECTION 9.1  Indemnities by the Sellers.  Without limiting any other
                   --------------------------
rights that any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, each Seller agrees to indemnify Buyer, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

            (a) any representation or warranty made in writing by such Seller (or any of its Authorized Officers) under any of the Transaction Documents, any Settlement Statement, any Daily Report or any other information or report delivered by or on behalf of such Seller or the Servicer with respect to such Seller or the Receivables or Related Assets originated by such Seller (including without limitation any representation, warranty, information or report relied upon by Buyer in connection with the offering or sale of any Certificate or Purchased Interest), that contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements not misleading when made,

            (b) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation,

            (c) the failure to vest and maintain vested in Buyer a first priority perfected ownership interest in the Receivables originated by such Seller, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of Buyer pursuant to this Agreement or in favor of the Trustee pursuant to the Pooling Agreement), whether existing at the time of the sale of such Receivable or at any time thereafter and without regard to whether such Adverse Claim was a Permitted Adverse Claim,

            (d) any failure of such Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents,

            (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than Buyer of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Specified Assets with respect thereto or Collections thereof,

            (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Specified Assets or Collections, whether at the time of any sale or at any subsequent time,

            (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Receivable originated by such Seller or Related Asset, or purported Receivable or Related Asset, including a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms, and

            (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of Buyer or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, that may arise by reason of the purchase or ownership of the Receivables originated by such Seller or any Related Asset connected with any such Receivables.

Notwithstanding the foregoing (and with respect to clause (ii) below,
                                                   -----------
without prejudice to the rights that Buyer may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of the RPA Indemnified Party, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to such Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is a WRO Person), (iv) to the extent the same are or result from lost profits, (v) to the extent the same are or result from taxes on or measured by the net income of the RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages.

      If for any reason the indemnification provided above in this section is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then such Seller shall contribute to the maximum amount payable or paid to the RPA Indemnified Party as a result of the loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the RPA Indemnified Party on the one hand and such Seller on the other hand, but also the relative fault of the RPA Indemnified Party (if any) and such Seller and any other relevant equitable considerations.

                                   ARTICLE X
                                MISCELLANEOUS


      SECTION 10.1  Amendments; Waivers, Etc.  (a)  The provisions of this
                    ------------------------
Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by Buyer and each Seller (with respect to an amendment) or by Buyer (with respect to a waiver or consent by it) and, in the case of any amendment, modification or waiver, to the extent provided in Section 7.02(k) of the Pooling Agreement, by the Trustee, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall not be amended unless Buyer shall have delivered the proposed amendment to the Applicable Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and the Rating Agency Condition has been satisfied with respect to such amendment.

      (b) No failure or delay on the part of Buyer, any RPA Indemnified Party, or the Trustee or any other third party beneficiary referred to in Section
                                                                   --------
10.11(a) in exercising any power or right hereunder shall operate as a waiver
- --------
thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or the Trustee under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2  Notices, Etc.  All notices and other communications
                    ------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee and the Applicable Rating Agencies at their respective addresses for notices set forth in the Pooling Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

      SECTION 10.3  Cumulative Remedies.  The remedies herein provided are
                    -------------------
cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of any Seller to Buyer that are then due and payable or that are not then due and payable from a Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to any Seller by Buyer to or for the credit or the account of any Seller or that are not then due and payable from Buyer to a Seller but have then accrued.

      SECTION 10.4  Binding Effect; Assignability; Survival of Provisions.
                    -----------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of Buyer and the Sellers and their respective successors and permitted assigns. No Seller may assign any of its rights hereunder or any interest herein without the prior written consent of Buyer, the Trustee and the Applicable Rating Agencies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Trust is terminated pursuant to Section 12.01 of the Pooling Agreement, on which all Obligations shall have been finally and fully paid and performed or such other time as the parties hereto shall agree and as to which the Trustee (at the direction of the Majority Investors) shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed. The rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to Article V and the
                                                         ---------
indemnification and payment provisions of Article IX and Section 10.6
                                          ----------     ------------
shall be continuing and shall survive any termination of this Agreement.

      SECTION 10.5  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF BUYER IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      SECTION 10.6  Costs, Expenses and Taxes.  In addition to the
                    -------------------------
obligations of the Sellers under Article IX, the Sellers agree jointly and
                                 ----------
severally to pay on demand:

            (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement, the Seller Assignment Certificates or the other Transaction Documents by Buyer or any successor in interest to Buyer, and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees; provided however,
                                                    -------- -------
      that in no event shall any Seller be liable for or pay any taxes (or interest, penalties, or additions to tax with respect thereto) imposed upon or measured by the income of any RPA Indemnified Party or any taxes imposed in lieu of income taxes.

      SECTION 10.7  Submission to Jurisdiction.  EACH PARTY HERETO HEREBY
                    --------------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF THE ACTION OR PROCEEDING, AND (C) BUYER, IRREVOCABLY APPOINTS LEXIS DOCUMENT SERVICES (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 194 WASHINGTON AVENUE, NEW YORK, NEW YORK 12210, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING. THE SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE PROCESS TO BUYER OR THE APPLICABLE SELLER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND BUYER AND EACH SELLER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT THE SERVICE ON ITS BEHALF.

      AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF BUYER AND THE SELLERS ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO BUYER OR A SELLER (AS APPLICABLE) AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 10.8  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ANY
                    --------------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THE TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 10.9  Integration.  This Agreement and the other Transaction
                    -----------
Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

      SECTION 10.10  Counterparts.  This Agreement may be executed in any
                     ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

      SECTION 10.11  Acknowledgment and Consent.  (a)  The Sellers
                     --------------------------
acknowledge that, contemporaneously herewith, Buyer is selling, transferring, assigning, setting over and otherwise conveying to the Trust all of Buyer's right, title and interest in, to and under the Specified Assets, this Agreement and all of the other Transaction Documents pursuant to Sections 2.01 and 2.04 of the Pooling Agreement. The Sellers hereby consent to the sale, transfer, assignment, set over and conveyance to the Trust by Buyer of all right, title and interest of Buyer in, to and under the Specified Assets, this Agreement and the other Transaction Documents, and all of Buyer's rights, remedies, powers and privileges, and all claims of Buyer against the Sellers, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the right of Buyer, at any time, to enforce this Agreement against the Sellers and the obligations of the Sellers hereunder,
(ii) the right to appoint a successor to the Servicer at the times and upon the conditions set forth in the Pooling Agreement, and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Sellers thereunder to the same extent as Buyer may do. Each of the parties hereto acknowledges and agrees that the Trustee and the Trust are third party beneficiaries of the rights of Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party. Each Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Bank Accounts or the Trust Accounts.

      (b) The Sellers hereby agree to execute all agreements, instruments and documents, and to take all other action, that Buyer or the Trustee reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above. To the extent that Buyer, individually or through
- --------------
the Servicer, has granted or grants powers of attorney to the Trustee under the Pooling Agreement, the Sellers hereby grant a corresponding power of attorney on the same terms to Buyer. The Sellers hereby acknowledge and agree that Buyer, in all of its capacities, shall assign to the Trustee for the benefit of the Certificateholders the powers of attorney and other rights and interests granted by the Sellers to Buyer hereunder and agrees to cooperate fully with the Trustee in the exercise of the rights.

      SECTION 10.12  No Partnership or Joint Venture.  Nothing contained in
                     -------------------------------
this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

      SECTION 10.13  No Proceedings.  Each Seller hereby agrees that it
                     --------------
will not institute against Buyer or the Trust, or join any other Person in instituting against Buyer or the Trust, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Investor Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Investor Certificates shall have been outstanding. The foregoing shall not limit the right of a Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer or the Trust by any Person other than a Seller or any other WRO Person (provided that no such action may be taken by a Seller until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

      SECTION 10.14  Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

      SECTION 10.15  Recourse to Buyer.  Except to the extent expressly
                     -----------------
provided otherwise in the Transaction Documents, the obligations of Buyer under the Transaction Documents to which it is a party are solely the obligations of Buyer, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any Transaction Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this section shall survive the termination of this Agreement.

      [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              WILLIAMHOUSE-REGENCY OF DELAWARE, INC.,
                                as Seller


                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              CREATIVE CARD COMPANY,
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              KAROLTON ENVELOPE COMPANY,
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              THE PRECIOUS COLLECTION, INC.
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              REGENCY THERMOGRAPHERS, INC.
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              REGENCY THERMOGRAPHERS OF CALIFORNIA,
                                INC., as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              REGENCY THERMOGRAPHERS OF ILLINOIS,
                                INC., as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              REGENCY THERMOGRAPHERS OF WASHINGTON,
                                INC., as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              REGENCY-SONNELL GREETINGS, INC.,
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              STATIONERY HOUSE INC. VIP DIVISION,
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              WILLIAMHOUSE SALES CORPORATION
                                as Seller

                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------

                              Address:    17304 Preston Road
                                          Suite 700
                                          Dallas, Texas  75252-5613

                              Attention:  Chief Financial Officer
                              Telephone:  (214) 733-6200
                              Facsimile:  (214) 733-6260

                              NOTEPAD FUNDING CORPORATION
                                as the Buyer


                              By:
                                   -----------------------------------
                                Title:
                                       -------------------------------


                              Address:    c/o AMACAR Group
                                          6707D Fairview Road
                                          Charlotte, North Carolina  28210

                              Attention: Juliana C. Johnson
                              Telephone:  (704) 365-0569
                              Facsimile:  (704) 365-1362

STATE OF NEW YORK             )
                              )  SS.
COUNTY OF NEW YORK            )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
WILLIAMHOUSE-REGENCY OF DELAWARE, INC., a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
CREATIVE CARD COMPANY, a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
KAROLTON ENVELOPE COMPANY, a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
THE PRECIOUS COLLECTION, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
REGENCY THERMOGRAPHERS, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
REGENCY THERMOGRAPHERS OF CALIFORNIA, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                        )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
REGENCY THERMOGRAPHERS OF ILLINOIS, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
REGENCY THERMOGRAPHERS OF WASHINGTON, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
REGENCY-SONNELL GREETINGS, INC., a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of______________, 1995 before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is a _____________________ of
STATIONERY HOUSE INC. VIP DIVISION, a _____________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of _____________, 1995.



                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:


- ----------------------

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


      On the __th day of ________________, 1995 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is the ______________ of
WILLIAMHOUSE SALES CORPORATION, a __________ corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of ______________, 1995.


                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:



- ----------------------

STATE OF NORTH CAROLINA                   )
                                    )  SS.
COUNTY OF MECKLENBURG               )


      On the __th day of ________________, 1995 before me personally came ______________ to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is the ______________ of
NOTEPAD FUNDING CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this __th day of ______________, 1995.


                                          ----------------------------------

                                          Notary Public


                                          Type or
                                          Print Name:
                                                      ----------------------



My commission expires:



- ----------------------

                                                                     EXHIBIT A

                        FORM OF PURCHASE MONEY NOTE
                        ---------------------------

                                                              October 31, 1995


      FOR VALUE RECEIVED, the undersigned, NOTEPAD FUNDING CORPORATION, a Delaware corporation ("Buyer"), promises to pay to WILLIAMHOUSE-REGENCY OF DELAWARE, INC., a Delaware corporation ("WRO" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in the Receivables Purchase Agreement of even date herewith (the "Agreement") between Buyer and WRO, an amount equal to the aggregate unpaid principal amount of all borrowings deemed to be made by Buyer from WRO pursuant to Article III of the Agreement. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

      1.  Purchase Agreement.  This Note is the Purchase Money Note
          ------------------
described in, and is subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of Buyer and WRO.

      2.  Rules of Construction; Definitions.  Certain rules of
          ----------------------------------
construction governing the interpretation of this Note are set forth in Appendix A to the Agreement and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Agreement. In addition, as used herein, the following terms have the following meanings:

            "Bankruptcy Proceedings" means any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Buyer or any sale of all or substantially all of the assets of Buyer; provided, however, that none of the commencement of the Liquidation Period, the allocation and distribution of Collections and other amounts during the Liquidation Period in accordance with the terms of the Pooling Agreement and the liquidation, dissolution and winding up of Buyer during the Liquidation Period in accordance with the Pooling Agreement after the termination of the Pooling Agreement in accordance with Section 12.01 thereof shall constitute a "Bankruptcy Proceeding," so long as no bankruptcy, insolvency, receivership or other similar proceedings shall have been commenced by or against Buyer and be continuing.

            "Final Maturity Date" means the date occurring one year and one day after the Final Scheduled Payment Date of the latest maturing Series or Purchased Interest from time to time outstanding.

            "Highest Lawful Rate" has the meaning set forth in paragraph 9.
                                                               -----------

            "Junior Liabilities" means all obligations of Buyer to the Holder under this Note.

            "Reference Rate" means, with respect to any day occurring in a Calculation Period, the rate of interest publicly announced from time to time by Bankers Trust Company as its "prime rate" and in effect on the first day of such Calculation Period, as determined by the Servicer.

            "Senior Interests" means all obligations of Buyer to the Trustee or the Investor Certificateholders under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including without limitation interest or other amounts due or to become due after an Event of Bankruptcy.

            "Subordination Provisions" means, collectively, the provisions of paragraph 7.
      -----------

      3.  Interest.  Subject to the Subordination Provisions, Buyer
          --------
promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate in effect on such day.

      4.  Interest Payment Dates.  (a)  Subject to the Subordination
          ----------------------
Provisions, Buyer shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the last day of each calendar month.

      (b)  Notwithstanding the provisions of paragraph 4(a), in the event
                                             --------------
that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to the Pooling Agreement is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only
                       --------------
to the extent that funds are available therefor in accordance with the Pooling Agreement. All interest on this Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor pursuant to the Pooling Agreement, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

      5.  Basis of Computation.  Interest accrued hereunder shall be
          --------------------
computed for the actual number of days elapsed on the basis of a 360-day year.

      6.  Principal Payment Dates.  Subject to the Subordination
          -----------------------
Provisions, any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Buyer to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Buyer under any Transaction Document.

      7.  Subordination Provisions.  Buyer covenants and agrees, and the
          ------------------------
Holder, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in this paragraph:

            (a) In the event of any Bankruptcy Proceeding, the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Holder would be entitled except for this clause (a) shall be made directly to the
                                  ----------
      Trustee (for the benefit of itself and the Investor Certificateholders), and (ii) if a Bankruptcy Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Trustee (for the benefit of itself and the Investor Certificateholders) until the Senior Interests shall have been paid and performed in full and in cash.

            (b) In the event that the Holder receives any payment or other distribution of any kind or character from Buyer or from any other source whatsoever, in payment of the Junior Liabilities, after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Trustee and the Investor Certificateholders and shall be turned over by the Holder to the Trustee forthwith.

            (c) Upon the final indefeasible payment in full and in cash of all Senior Interests, the Holder shall be subrogated to the rights of the Trustee and the Investor Certificateholders to receive payments or distributions from Buyer that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

            (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Trustee and the Investor Certificateholders on the other hand. Nothing contained in these

      Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between Buyer, its creditors (other than the Trustee and the Investor Certificateholders) and the Holder, Buyer's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Agreement or to affect the relative rights of the Holder and creditors of Buyer (other than the Trustee and the Investor Certificateholders).

            (e) The Holder shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Buyer (other than to the Senior Interests), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in Buyer, unless, in the case of each of clauses (i) and (ii), the
                                            -----------     ----
      Holder shall have received the prior written consent of the Trustee in each case.

            (f) The Holder shall not, without the advance written consent of the Trustee, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to Buyer until at least one year and one day shall have passed after the Senior Interests shall have been finally paid and performed in full and in cash; provided, however, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any insolvency proceeding instituted against Buyer by any Person other than the Holder or any other WRO Person (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

            (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Certificateholder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

            (h) Each of the Trustee and the Investor Certificateholders may, from time to time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests,
      (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests,
      (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document to which it is a party, and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

            (i) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by the Trustee or any of the Investor Certificateholders, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.

            (j) These Subordination Provisions constitute a continuing offer from Buyer to all Persons who become the holders of, or who continue to hold, Senior Interests, and these Subordination Provisions are made for the benefit of the Trustee and the Investor Certificateholders, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

      8.  General.  No failure or delay on the part of the Holder in
          -------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Buyer and WRO, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

      9.  Limitation on Interest.  Notwithstanding anything in this Note to
          ----------------------
the contrary, Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum non-usurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest that would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by Buyer under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest that would otherwise be payable by Buyer under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Buyer or any interest paid by Buyer in excess of the Highest Lawful Rate shall be refunded to Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by WRO in connection herewith. If at any time and from time to time
(i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

      10.  No Negotiation.  This Note is not negotiable.
           --------------

      11.  Governing Law.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT
           -------------
MADE UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      12.  Security Interest.  The Seller may grant a security interest in
           -----------------
or otherwise pledge this Note as security, and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions (including the Subordination Provisions) set forth herein.

      13.  Captions.  Paragraph captions used in this Note are provided
           --------
solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

                              NOTEPAD FUNDING CORPORATION


                                    By:
                                         ---------------------------------
                                      Title:
                                             -----------------------------

                                                                     EXHIBIT B

                                    FORM OF
                         SELLER ASSIGNMENT CERTIFICATE
                         -----------------------------


      Reference is made to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement") between Williamhouse-Regency of Delaware, Inc., certain of its subsidiaries and Notepad Funding Corporation ("Buyer"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in Appendix A to the Agreement.

      The undersigned (the "Seller") hereby sells, transfers, assigns, sets over and conveys unto Buyer and its successors and assigns all right, title and interest of the Seller in, to and under:

            (a) each Receivable of the Seller that existed and was owing to the Seller as at the closing of the Seller's business on the Initial Cut-Off Date,

            (b) each Receivable created by the Seller that arises during the period from and including the closing of the Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

            (c) all Related Security with respect to all Receivables of the Seller,

            (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that the Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables), and

            (e)  all Records relating to any of the foregoing.

      This Seller Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party. The Seller acknowledges and agrees that Buyer is accepting this Seller Assignment

Certificate in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party.

      THIS SELLER ASSIGNMENT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      IN WITNESS WHEREOF, the undersigned has caused this Seller Assignment Certificate to be duly executed and delivered by its duly Authorized Officer this 31st day of October, 1995.

                                    [SELLER FULL NAME]



                                    By:
                                         -----------------------------------
                                    Title:
                                           -----------------------------

                                                                    SCHEDULE 1
                                                         to Purchase Agreement


                     LITIGATION AND OTHER PROCEEDINGS
                     --------------------------------

                                                                    SCHEDULE 2
                                                         to Purchase Agreement

                      CHANGES IN FINANCIAL CONDITION
                      ------------------------------

                                                                    SCHEDULE 3
                                                         to Purchase Agreement



                          OFFICES OF THE SELLER WHERE
                          RECORDS ARE MAINTAINED
                      -------------------------------

                                                                    SCHEDULE 4
                                                         to Purchase Agreement


                                  LEGAL NAMES
                                  -----------

                               [to be completed]



                                  TRADE NAMES
                                  -----------

                               [to be completed]

                                                               PROJECT NOTEPAD



                                  APPENDIX A

                                 DEFINITIONS


      A. Defined Terms. As used in the Purchase Agreement, the Pooling Agreement or any Supplement:

      "Account Agreements" means the Concentration Account Agreements and the Lockbox Agreements.

      "Account Banks" means the Concentration Account Banks and the Lockbox
Banks.

      "Adjusted Eligible Receivables" is defined, for the purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

      "Adverse Claim" means any claim of ownership interest or any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security interest.

      "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

      "Agent" means, with respect to a Series or Purchased Interest, any Person(s) designated as the agent(s) for the Certificateholders or the Purchaser in the related Supplement or PI Agreement.

      "Aggregate Unpaid Balance" is defined in Section 2.1(b) of the Purchase Agreement.

      "Ampad Group" means (i) divisions or operating units of Sellers engaged in lines of business that were, prior to the Closing Date, engaged in by Ampad Corporation and its subsidiaries, and (ii) divisions or operating units of Sellers engaged in lines of business that were not engaged in by Ampad Corporation, WRO or their subsidiaries prior to the Closing Date, provided that such Sellers are included with the Sellers referred to in clause (i) above for purposes of WRO's management reporting.

      "Applicant" is defined in Section 6.7 of the Pooling Agreement.

      "Applicable Ratings Factor" is defined, for the purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

      "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

      "Authorized Officer" means, with respect to Transferor, Servicer or any Seller, the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, any Vice President and any Assistant Treasurer.

      "Available Final Distribution Amount" means, with respect to any Series, the amount that would be available in the Master Collection Account on the Final Scheduled Payment Date for the Series for distribution to the Certificateholders of such Series.

      "Bank Accounts" means the Lockbox Accounts and the Concentration
Accounts.

      "Bankruptcy Event" means, for any Person, any of the following events:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of (i) in the case of any Person other than Transferor, 60 days and (ii) in the case of Transferor, 10 days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

      "Base Amount" is defined, for purposes of any Series or Purchased Interest, in the applicable Supplement or PI Agreement.

      "Benchmark Percentage" is defined, for purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

                                                                        page A-2

      "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.11 of the Pooling Agreement; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates".

      "Business Day" means a day (other than a Saturday or Sunday) on which commercial banks in New York, New York are not authorized or required to be closed for business.

      "Buyer" is defined in the preamble to the Purchase Agreement.

      "Calculation Period" means a fiscal month of WRO.

      "Carrying Cost Account" is defined in Section 4.2 of the Pooling
Agreement.

      "Carrying Costs" means, for any period, (a) interest or yield payable with respect to any Series or Purchased Interest for that period, (b) the aggregate Servicing Fee for the period in the applicable amount provided for in
Section 3.4 of the Pooling Agreement, (c) the operating expenses described in
Section 7.2(m) of the Pooling Agreement for the period and (d) other fees, costs and expenses incurred by Transferor and Trustee for the period and paid to Persons other than WRO Persons in connection with its duties under the Transaction Documents (in the case of Trustee, to the extent not included in the Servicing Fee).

      "Certificate" means any Investor Certificate or the Transferor
Certificate.

      "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

      "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Certificate Register" means the register maintained pursuant to Section
6.3 of the Pooling Agreement.

      "Clearing Agency" means, with respect to any Book-Entry Certificate, any Person designated as such by Transferor, which person must be registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

      "Clearing Agency Participant" is defined in Section 6.11(d) of the Pooling Agreement.

                                                                        page A-3

      "Collections" means all funds that are received by any Seller, Transferor, Servicer or Trustee from or on behalf of any Obligor in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable or Related Asset, or otherwise applied to repay or discharge any Receivable (including insurance payments that any Seller, Transferor or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods that were the subject of such Receivable).

      "Concentration Account" means any bank account that is maintained in accordance with, and to perform the functions contemplated for Concentration Accounts in, Section 3.3 of the Pooling Agreement.

      "Concentration Account Agreement" means a letter agreement, substantially in the form of Exhibit B to the Pooling Agreement (or such other form as to which the Rating Agency Condition has been satisfied), among Transferor, Servicer, a Concentration Account Bank and Trustee that relates to one or more Concentration Accounts, as it may be amended, supplemented or otherwise modified from time to time.

      "Concentration Account Banks" means any of the banks at which one or more Concentration Accounts are maintained from time to time.

      "Contract" means an agreement between a Seller and any Person pursuant to which such Person is obligated to make payments in respect of any Receivable or Related Asset.

      "Corporate Trust Office" means the principal office of Trustee in Buffalo, New York at which at any particular time its corporate trust business shall be principally administered.

      "Credit and Collection Policy" means (a) so long as no Successor Servicer has been appointed, with respect to any Seller, its credit and collection policies and practices relating to the Contracts and Receivables of such Seller in existence on the First Issuance Date, as such credit and collection policies may be modified without violating Section 7.3(c) of the Purchase Agreement or
Section 7.2(g) of the Pooling Agreement or (b) with respect to any Successor Servicer, its collection policies and practices with respect to receivables like the Receivables.

      "Current Purchase Money Note Carrying Costs" means the Purchase Money Note balance on the immediately preceding Distribution Date multiplied by the prime rate on such day.

      "Cut-Off Date" means the last day of any Calculation Period.

      "Daily Report" is defined in Section 3.5 of the Pooling Agreement.

                                                                        page A-4

      "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days after the invoice date for such Receivable; (b) with regard to the Obligor of which a Bankruptcy Event has occurred; or (c) which has been written off as uncollectible by a Seller or which, consistent with the Credit and Collection Policy of the applicable Seller, should be written off as uncollectible by such Seller.

      "Definitive Certificates" means any Certificate other than a Book-Entry Certificate.

      "DCR" means Duff & Phelps Credit Rating Co.

      "Dilution" means any reduction in the balance of a Receivable or check issued by any Seller to an Obligor on account of discounts, incorrect billings, credits, rebates, allowances, chargebacks, returned or repossessed goods, allowances for early payments or any other reduction in the balance of a Receivable other reason unrelated to the inability of the Obligor to pay the Receivable.

      "Discount Rate" is defined in Section 2.2(d) of the Purchase Agreement.

      "Disposition" is defined in Section 9.3 of the Pooling Agreement.

      "Distribution Date" means the 15th day of each calendar month (or, if not a Business Day, the next Business Day).

      "Distribution Period" means each period from one Distribution Date to the next Distribution Date.

      "Dollars" means dollars in lawful money of the United States of America.

      "Domestic Person" means any Person that has a place of business located in the United States or Puerto Rico or otherwise is subject to the jurisdiction of one or more civil courts of the United States (other than by reason of contractual submission to such jurisdiction).

      "Early Amortization Event" means, with respect to any Series or Purchased Interest, any event identified as an Early Amortization Event in the related Supplement or PI Agreement.

      "Early Amortization Period" is defined, for purposes of any Series or Purchased Interest, in the related Supplement or PI Agreement.

      "Eligible Deposit Account" means (a) a segregated trust account maintained at a national bank with a long-term debt rating of at least A (or, in the case of a Bank Account, BBB) from S&P, (b) a deposit account maintained with a bank that has an unsecured long-

                                                                        page A-5
term debt rating of A, or a short-term rating of at least A-1, from S&P or (c) another deposit account as to which the Rating Agency Condition has been satisfied.

      "Eligible Investments" means any of the following:

            (a) deposit accounts that are established and maintained at a financial institution, the short-term debt securities or certificates of deposit of which have at the time of investment the highest short-term debt or certificate of deposit rating (as the case may be) available from the Rating Agencies, and that are held in the name of Trustee in trust for the benefit of the Certificateholders, subject to the exclusive custody and control of Trustee and for which Trustee has sole signature authority; provided that this clause shall not apply to the Lockbox Accounts or to the Transaction Accounts;

            (b) marketable obligations of the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, that have a maturity date not later than the next succeeding Distribution Date;

            (c) marketable obligations directly and fully guaranteed by the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, that have a maturity date not later than the next succeeding Distribution Date;

            (d) banker's acceptances, certificates of deposit and other interest-bearing obligations denominated in Dollars (subject to the proviso at the end of this definition), that have a maturity date not later than the next succeeding Distribution Date;

            (e) repurchase agreements (i) that are entered into with any financial institution having the ratings referred to in clause (a) and
      (ii) that are secured by a perfected first priority security interest in an obligation of the type described in clause (b) or (c); provided that such obligation may mature later than the next succeeding Distribution Date if such bank is required to repurchase such obligation not later than the next succeeding Distribution Date; and provided further, that
      (i) the market value of the obligation with respect to which such bank has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such bank and (ii) Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations;

            (f) guaranteed investment contracts entered into with any financial institution, the short-term debt securities of which have the highest short-term debt rating page A-6
      available from the Rating Agencies that, in each case, have a maturity date not later than the next succeeding Distribution Date;

            (g) commercial paper (except for commercial paper issued by any WRO Person) rated at the time of investment not less than "A-1+" or the equivalent thereof by the Rating Agencies and having a maturity date not later than the next succeeding Distribution Date; and

            (h) freely redeemable shares in open-end money market mutual funds (including such mutual funds that are offered by the Person who is acting as Trustee or by any agent of such Person) that (i) maintain a constant net-asset value and (ii) at the time of such investment have been rated not less than "AAAm" or the equivalent thereof by S&P;

provided that (A) Trustee shall only acquire banker's acceptances and certificates of deposit of, and enter into repurchase agreements with, institutions whose short-term obligations have been rated not less than "A-1+" or the equivalent thereof by the Rating Agencies and whose long-term obligations have been rated not less than "AA-" by S&P, (B) the securities, banker's acceptances, certificates of deposit, other obligations and repurchase agreements described above shall only constitute "Eligible Investments" if and to the extent that Servicer is satisfied that Trustee will have a perfected security interest therein for the benefit of the Certificateholders and (C) notwithstanding anything to the contrary herein or in the other Transaction Documents, the term "Rating Agency," whenever used in this definition of "Eligible Investments", shall be deemed to not include DCR to the extent that an investment is rated by S&P, but not by DCR.

      "Eligible Obligor" means, for purposes of any Series (unless otherwise specified in the related Supplement) at any time, an Obligor that satisfies the following criteria:

            (a) it is a Domestic Person and is not (except as otherwise specified for any Series in the related Supplement) (i) the United States government or any of its agencies or instrumentalities or (ii) a state or local government agency or instrumentality;

            (b) it is not a direct or indirect Subsidiary of WRO or any other entity with respect to which WRO or any of its Subsidiaries owns, directly or indirectly, more than 50% of the entity's equity interests;

            (c) with respect to which no Bankruptcy Event had occurred and was continuing as of the end of the most recent Calculation Period and is continuing; provided that this clause shall not apply if a bankruptcy court has approved the Obligor's payment of its obligations on the Receivables;

                                                                        page A-7

            (d) as of the end of the most recent Calculation Period, no more than 50% of all Receivables of the Obligor were (for reasons other than disputes) aged more than 120 days past their respective invoice dates;

            (e) as of the end of the most recent Calculation Period, none of the Receivables of the Obligor were evidenced by promissory notes; and

            (f) it is not an Obligor with whom the applicable Seller has a "cash in advance" or "cash on account" arrangement (but may be an Obligor that the applicable Seller bills in advance in accordance with that Seller's customary practices, and not on account of concerns about the creditworthiness of the Obligor).

      "Eligible Receivable" means, for purposes of any Series (unless otherwise specified in the related Supplement) at any time, a Receivable:

            (a) that arises from the sale of goods or services by a Seller in the ordinary course of its business;

            (b) that represents a bona fide obligation resulting from a sale of goods that have been shipped or services that have been performed and is due and payable not more than 120 days after the date on which the invoice for services or merchandise, the sale of which gave rise to such Receivable, is provided or delivered;

            (c) that, as of that time, is not aged more than (x) 90 days past its invoice date, in the case of WRO Group, or (y) 60 days past its due date, in the case of Ampad Group;

            (d) that constitutes an account or a general intangible for the payment of money and not an instrument or chattel paper;

            (e)  the Obligor of which is an Eligible Obligor;

            (f) with regard to which both the representation and warranty of Transferor in Section 2.3(a)(ii) of the Pooling Agreement and the representation and warranty of the relevant Seller in Section 5.1(k) of the Purchase Agreement are true and correct;

            (g) the transfer of which (including the sale by the applicable Seller to Transferor and the transfer by Transferor to the Trust) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance that applies to the applicable Seller, Transferor or the Trust, and the sale, assignment or transfer of which, and the granting of a security interest in which, does not require the consent of the Obligor thereof or any other Person, other than any such consent that has been obtained;

                                                                        page A-8

            (h) that is denominated and payable only in Dollars in the United States of America and is non-interest bearing; provided that a Receivable shall not be deemed to be interest-bearing solely as a result of the applicable Seller's imposition of an interest or other charge on any such Receivable that remains unpaid for some specified period (but such interest charge or other charge shall not be included in the Unpaid Balance of a Receivable for purposes of calculating the Base Amount);

            (i) that arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (j) that is not subject to any asserted reduction, cancellation, or refund or any dispute, offset, counterclaim, lien or defense whatsoever (including any potential reduction on account of any offsetting account payable of Transferor or the applicable Seller to an Obligor or funds of an Obligor held by Transferor or the Seller); provided that a Receivable that is subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not subject to reduction, cancellation, refund, dispute, offset, counterclaim, lien or other defense;

            (k) that, together with the Contract related thereto, was created in accordance with, and conforms in all material respects with, all applicable laws, rules, regulations, orders, judgments, decrees and determinations of all courts and other governmental authorities (whether Federal, state, local or foreign and including usury laws);

            (l) that satisfies all applicable requirements of the Credit and Collection Policy of the applicable Seller; and

            (m) that has not been compromised, adjusted, satisfied, subordinated, rescinded or modified (including by extension of time or payment or the granting of any discounts, allowances or credits), except as permitted by Section 7.2(g) of the Pooling Agreement.

      "Eligible Servicer" means (a) WRO (b) Trustee or (c) an entity that, at the time of its appointment as Servicer, (i) is servicing a portfolio of trade receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service professionally and competently a portfolio of trade receivables similar to the Receivables in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has page A-9
its own software that is adequate to perform its duties under the Pooling Agreement and (v) as to which the Rating Agency Condition has been satisfied.

      "Enhancement" means, with respect to any Series or Purchased Interest, any surety bond, letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account or guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Certificateholders of the Series or Purchaser of the Purchased Interest.

      "Enhancement Provider" means the Person providing any Enhancement, other than any Certificateholders, the Certificates of which are subordinated to any Series or class of Certificates.

      "Equalization Account" is defined in Section 4.2 of the Pooling
Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "Estimated Base Amount" is defined in Section 3.5 of the Pooling
Agreement.

      "Excess Concentration Balances" is defined, for the purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

      "Exchange Date" is defined in Section 6.11(c) of the Pooling Agreement.

      "Excluded Losses" is defined in Section 8.4 of the Pooling Agreement.

      "Exempt Person" means (x) a Person that was added to the Purchase Agreement as a Seller pursuant to the last sentence of Section 1.7 thereof without satisfaction of the Rating Agency Condition (or, if applicable, written approval of the Trustee), or (y) a Person that merged with a Seller in accordance with Section 6.3(d)(iii) of the Purchase Agreement without satisfaction of the Rating Agency Condition (or, if applicable, written approval of the Trustee).

      "Existing Indenture" means the Indenture dated as of May 13, 1993 between WR Acquisition, Inc., Williamhouse-Regency of Delaware, Inc. and United States Trust Company of New York, as trustee.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

      "Final Scheduled Payment Date" is defined, for purposes of any Series, in the applicable Supplement.

      "First Issuance Date" means October 31, 1995.

                                                                       page A-10

      "GAAP" means United States generally accepted accounting principles.

      "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity in the United States of America or any applicable foreign jurisdiction that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranty" means any agreement or arrangement by which any Person directly or indirectly guarantees, endorses, agrees to purchase or otherwise becomes contingently liable upon any liability of any other Person (other than by endorsements of instruments in the course of collection) or guarantees the payment of distributions upon the shares of any other Person.

      "Highest Bid" means the highest cash purchase offer for a Series received by Servicer pursuant to Section 12.1 of the Pooling Agreement.

      "Holdback Account" is defined in Section 4.2 of the Pooling Agreement.

      "Holder" means the Person in whose name a Certificate is registered in the Certificate Register or a Person who holds a Purchased Interest.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of WRO, any qualification or exception to such opinion or certification that is of a "going concern" or similar nature.

      "Indebtedness" of any Person means all of that Person's obligations for borrowed money, obligations evidenced by bonds, debentures, notes or other similar instruments, obligations as lessee under leases that are required by GAAP to be recorded as capitalized leases and obligations to pay the deferred purchase price of property or services.

      "Indemnified Losses" is defined in Section 7.3 of the Pooling Agreement.

      "Indemnified Party" is defined in Section 7.3 of the Pooling Agreement.

      "Initial Cut-Off Date" means the Business Day immediately preceding the First Issuance Date.

      "Intercreditor Agreement" means an intercreditor agreement, in form and substance satisfactory to the Trustee, between the Trustee and a secured creditor of a Seller.

      "Internal Revenue Code" means the Internal Revenue Code of 1986.

                                                                       page A-11

      "Invested Amount" is defined, with respect to any Series or Purchased Interest, in the related Supplement or PI Agreement.

      "Investor Certificateholder" means the Person in whose name an Investor Certificate is registered in the Certificate Register.

      "Investor Certificates" means the Certificates issued pursuant to any Supplement.

      "Investor Exchange" is defined in Section 6.10(a) of the Pooling
Agreement.

      "Issuance" is defined in Section 6.10(a) of the Pooling Agreement.

      "Issuance Date" is defined in Section 6.10(b) of the Pooling Agreement.

      "Issuance Notice" is defined in Section 6.10(b) of the Pooling Agreement.

      "Lead Placement Agent" means any Person designated as such by Transferor in connection with the issuance of any Investor Certificates.

      "Letter of Representations" means the agreement among Transferor, Trustee and the applicable Clearing Agency, with respect to any Book-Entry Certificates, as the same may be amended, supplemented or otherwise modified from time to time.

      "Lockbox Accounts" means the bank accounts, maintained at those certain locations described in Schedule 1 to the Pooling Agreement, into which Collections from Receivables are deposited, and any bank account that is hereafter created in accordance with, and to perform the functions contemplated for "Lockbox Accounts" in, Section 3.3 of the Pooling Agreement.

      "Lockbox Agreement" means any of the letter agreements delivered in connection with the Pooling Agreement and any other letter agreement, substantially in the form of Exhibit A to the Pooling Agreement (or such other form as to which the Rating Agency Condition is satisfied), among a Lockbox Bank, one or more Sellers, Servicer and Trustee that relates to one or more Lockbox Accounts, as they may be amended, supplemented or otherwise modified from time to time.

      "Lockbox Bank" means any of the banks at which one or more Lockbox Accounts are maintained from time to time.

      "Loss Discount" is defined in Section 2.2(b) of the Purchase Agreement.

      "Loss to Liquidation Ratio" is defined, for purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

                                                                       page A-12

      "Loss Reserve Ratio" is defined, for purposes of the Purchase Agreement, in the Series 1995-1 Supplement.

      "Majority Investors" means Holders of Investor Certificates that collectively evidence more than 50% of the outstanding principal amount of all Investor Certificates.

      "Master Collection Account" is defined in Section 4.2 of the Pooling Agreement.

      "Material Adverse Effect" means, with respect to Transferor, any WRO Person, any Servicer and any event or circumstance at any time, a material adverse effect on (a) the ability of that Person to perform its obligations under any Transaction Document or (b) the validity, enforceability or collectibility of any Receivables, Related Assets or Contracts that, individually or in the aggregate, represent or evidence a right to payment in excess of 5% of the aggregate Unpaid Balance of the Receivables at such time.

      "Maximum Exposure Amount" is defined in Section 3.1(a) of the Purchase Agreement.

      "Member Organization" is defined in Section 6.11(c) of the Pooling Agreement.

      "Monthly Report" is defined in Section 3.5(d) of the Pooling Agreement.

      "Net Invested Amount" is defined, for purposes of any Series, in the applicable Supplement.

      "New Issuance" is defined in Section 6.10(a) of the Pooling Agreement.

      "Noncomplying Receivables and Dilution Adjustment" is defined in Section 3.1(b) of the Purchase Agreement.


      "Obligations" means (a) all obligations of Buyer, the Sellers and the Servicer to the Trustee, the Trust, any other Indemnified Party, the Investor Certificateholders and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, and (b) all obligations of a Seller to Buyer, any other RPA Indemnified Party and their respective successors, transferees and assigns, arising under or in connection with the Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

      "Obligor" means a Person obligated to make payments on a Receivable.

      "Officer's Certificate" means, unless otherwise specified in the Pooling Agreement or in any Supplement, a certificate signed by an Authorized Officer of Transferor or the initial Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by page A-13
the President, any Vice President, Assistant Treasurer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, that, in the case of any of the foregoing, is delivered to Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who shall be reasonably acceptable to Trustee and, if the Rating Agencies are addressees, the Rating Agencies.

      "Paying Agent" means any paying agent appointed pursuant to Section 6.6 of the Pooling Agreement and shall initially be Trustee.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Adverse Claims" means (a) ownership or security interests arising under the Transaction Documents, (b) liens for taxes, assessments or charges of any governmental authority (other than Tax or ERISA Liens) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case (i) for amounts not yet due or
(ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, provided that the aggregate amount secured by all liens referred to in this clause (ii) does not exceed $1,000,000 (or for purposes of any Series, any different amount that may be specified in the applicable Supplement), (c) any Tax or ERISA Lien the existence of which does not give rise to an Early Amortization Event and (d) financing statements for which the Trustee has received appropriate releases on or before the First Issuance Date, provided that such termination statements with respect to releases are recorded in appropriate UCC records within 3 Business Days of the First Issuance Date.

      "Permitted Terminating Seller" is defined in Section 1.8(a) of the Purchase Agreement.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

      "PI Agreement" means an agreement or agreements executed and delivered in connection with the sale of a Purchased Interest, as amended, supplemented or otherwise modified from time to time.

      "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of October 31, 1995 among Transferor, as transferor, WRO, as Servicer, and Trustee, as it may be amended, supplemented or otherwise modified from time to time.

      "Previously Terminated Seller Amount" is defined in Section 1.8 of the Purchase Agreement.

                                                                       page A-14

      "Principal Funding Account" is defined in Section 4.2 of the Pooling Agreement.

      "Process Agent" is defined in Section 10.7 of the Purchase Agreement.

      "Pro Forma Financial Data" is defined in Section 5.1(i) of the Purchase Agreement.

      "Pro Forma Reserve" is defined in Section 3.1(a) of the Purchase
Agreement.

      "Program" means the transactions contemplated in the Transaction
Documents.

      "Publication Date" is defined in Section 9.3(a) of the Pooling Agreement.

      "Purchase" means each purchase of Receivables and Related Assets by Transferor from a Seller under the Purchase Agreement.

      "Purchase Agreement" means the Receivables Purchase Agreement, dated as of October 31, 1995, among the Sellers and Transferor, as it may be amended, supplemented or otherwise modified from time to time.

      "Purchase Money Note" is defined in Section 3.2 of the Purchase
Agreement.

      "Purchased Interest" means a fluctuating undivided ownership interest in the Transferred Assets, purchased pursuant to the PI Agreement related thereto, that shall include the right to receive, to the extent necessary to make required payments to Purchasers at the time and in the amounts specified in the related PI Agreement, the portion of Collections allocable to such Purchased Interest pursuant to the Pooling Agreement and the PI Agreement, funds on deposit in the Master Collection Account allocable to the Purchased Interest pursuant to the Pooling Agreement and the PI Agreement and funds available pursuant to any related Enhancement.

      "Purchase Discount Reserve Ratio" is defined in Section 2.2(c) of the Purchase Agreement.

      "Purchased Receivables" is defined in Section 1.1 of the Purchase
Agreement.

      "Purchase Price" is defined in Section 2.1(b) of the Purchase Agreement.

      "Purchase Price Credit" is defined in Section 3.1(d) of the Purchase Agreement.

      "Purchase Price Percentage" is defined in Section 2.2(a) of the Purchase Agreement.

      "Purchaser" means a purchaser, or any owner by permitted assignment, of a Purchased Interest.

                                                                       page A-15

      "Purchase Termination Date" means the earlier to occur of (a) the date specified by the Sellers pursuant to Section 8.1 of the Purchase Agreement and
(b) any event referred to in Section 8.2 of the Purchase Agreement.

      "Rating Agency" means each statistical rating agency that, at the request of the Seller or Transferor, has rated any then-issued and outstanding Series of Investor Certificates.

      "Rating Agency Condition" means, with respect to any action, that each Rating Agency has confirmed in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series with respect to which it is a Rating Agency.

      "Receivable" means any right of any Seller to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods, services or future services by such Seller and includes the right to payment of any interest or finance charges and other obligations with respect thereto.

      "Receivables Pool" means at any time all Receivables then held by the Trust.

      "Record Date" means the Business Day that is three Business Days prior to a Distribution Date.

      "Records" means all Contracts, purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by Transferor, the Sellers or Servicer with respect to the Transferred Assets and/or the related Obligors.

      "Recoveries" means all Collections received by the Trust in respect of any Write-Off held by the Trust.

      "Regulation S Book-Entry Certificate" is defined in Section 6.11(c) of the Pooling Agreement.

      "Regulation S Temporary Book-Entry Certificate" is defined in Section 6.11(c) of the Pooling Agreement.

      "Related Assets" is defined in Section 1.1 of the Purchase Agreement.

      "Related Security" means, with respect to any Receivable, (a) all of the applicable Seller's right, title and interest in and to the goods, if any, relating to the sale that gave rise to the Receivable, (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of the Receivable, whether pursuant to the Contract related to the Receivable, or otherwise, and (c) all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or page A-16
securing payment of the Receivable whether pursuant to the Contract related to the Receivable or otherwise.

      "Related Transferred Assets" is defined in Section 2.1(a) of the Pooling Agreement.

      "Report Date" means the Business Day that is three Business Days prior to a Distribution Date.

      "Required Investors" means Holders of Investor Certificates and Purchasers that evidence at least 66-2/3% of the total outstanding principal amount of Investor Certificates and Purchased Interests.

      "Required Receivables" is defined, for purposes of any Series, in the applicable Supplement.

      "Required Series Holders" means with respect to any action to be taken by Investor Certificateholders of any Series, unless otherwise specified in the related Supplement, Investor Certificateholders that evidence at least 66-2/3% of the principal amount of those Certificates.

      "Responsible Officer" means, when used with respect to Trustee, (a) any officer within the Corporate Trust Office (or any successor group of Trustee), including any vice president, assistant vice president or any officer or assistant trust officer of Trustee customarily performing functions similar to those performed by the persons who hold the office of vice president, assistant vice president, or assistant secretary and (b) any other officer within the Corporate Trust Office with direct responsibility for the administration of the Pooling Agreement or to whom any corporate trust matter is referred at Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

      "Revolving Period" means, with respect to each Series, the period before the commencement of the earliest of any applicable amortization period, accumulation period or early amortization period.

      "RPA Indemnified Losses" is defined in Section 9.1 of the Purchase Agreement.

      "RPA Indemnified Party" is defined in Section 9.1 of the Purchase
Agreement.

      "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

      "Securities Act" means the Securities Act of 1933, as amended.

                                                                       page A-17

      "Seller" means each Person from time to time party to the Purchase Agreement as a "Seller."

      "Seller Account" is defined in Section 3.1(a) of the Purchase Agreement.

      "Seller Assignment Certificate" means an assignment by a Seller, substantially in the form of Exhibit B to the Purchase Agreement, evidencing Transferor's acquisition of the Receivables and Related Assets generated by the Seller, as it may be amended, supplemented or otherwise modified from time to time.

      "Seller Change Event" is defined in Section 3.5(e) of the Pooling
Agreement.

      "Seller Dilution Adjustment" is defined in Section 3.5(b) of the Purchase Agreement.

      "Seller Guaranty" means the Guaranty, dated October 31, 1995, by WRO of the Obligations of the other Sellers, as it may be amended, supplemented or otherwise modified from time to time.

      "Seller Maturity Date" is defined in Section 3.2 of the Purchase
Agreement.

      "Seller Noncomplying Receivable" means a Receivable that does not meet the criteria set forth in the definition of Eligible Receivables (after excluding the criteria contained in clause (c) of such definition and the criteria contained in clause (d) of the definition of Eligible Obligor).

      "Seller Noncomplying Receivables Adjustment" is defined in Section 3.5(a) of the Purchase Agreement.

      "Seller Receivables Review" is defined in Section 6.1(c) of the Purchase Agreement.

      "Seller Transaction Documents" means the Purchase Agreement, the Seller Assignment Certificates and the Account Agreements.

      "Senior Interest" is defined in the Purchase Money Note.

      "Series" means any series of Investor Certificates issued pursuant to
Section 6.10 of the Pooling Agreement.

      "Series Collection Allocation Percentage" means, for any Series or Purchased Interest at any time, the percentage equivalent of a fraction the numerator of which is the Required Receivables for that Series or Purchased Interest and the denominator of which is the sum of the Required Receivables for all then outstanding Series and Purchased Interests.

                                                                       page A-18

      "Series Interest" is defined in Section 4.1 of the Pooling Agreement.

      "Series Loss Allocation Percentage" means, for any Series or Purchased Interest for purposes of any Monthly Report, the percentage equivalent of a fraction the numerator of which is the Invested Amount of that Series or Purchased Interest and the denominator of which is the sum of the Invested Amounts of all then outstanding Series and Purchased Interests, in each case determined as of the beginning of the related Calculation Period (or such other date as may be specified in the related Supplement or PI Agreement).

      "Series 1995-1 Supplement" means the Series 1995-1 Supplement to Pooling and Servicing Agreement, dated as of October 31, 1995 among Transferor, WRO and Trustee, as in effect on the Closing Date.

      "Servicer" means at any time the Person then authorized pursuant to
Article III of the Pooling Agreement to service, administer and collect Receivables and Related Transferred Assets.

      "Servicer Default" is defined in Section 10.1 of the Pooling Agreement.

      "Service Transfer" is defined in Section 10.2(b) of the Pooling
Agreement.

      "Servicing Fee" is defined in Section 3.4 of the Pooling Agreement.

      "Settlement Period" means the period starting on one Distribution Date and ending on the day prior to the next Distribution Date.

      "Shared Investor Collections" means any funds identified as such in any Supplement or PI Agreement.

      "Shortfall" is defined, for any Series or Purchased Interest, in the related Supplement or PI Agreement.

      "Specified Assets" is defined in Section 1.1 of the Purchase Agreement.

      "Subscription Agreement" means the Subscription and Stockholder Agreement, dated as of October 31, 1995, between WRO and Buyer, as it may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Purchase Agreement and the Pooling Agreement.

      "Sub-Servicer" is defined in Section 3.1 of the Pooling Agreement.

      "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of page A-19
any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

      "Successor Servicer" is defined in Section 10.2(a) of the Pooling
Agreement.

      "Supplement" means each supplement to the Pooling Agreement executed by Transferor, Servicer and Trustee to specify the terms of a Series of Certificates, as the same may be amended, supplemented or otherwise modified from time to time.

      "Tax Opinion" means, with respect to any action and any Seller, an Opinion of Counsel to the effect that, for Federal tax purposes and state income and franchise tax purposes in New York and Texas, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class or any Purchased Interest as debt or partnership interests, (b) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not be treated as a taxable event to any Investor Certificateholder, Certificate Owner or holder of a Purchased Interest and (d) in the case of the original issuance of any Series or Class of Investor Certificates or any Purchased Interest, the Investor Certificates of the new Series or any Purchased Interest will properly be characterized as debt or partnership interests.

      "Tax or ERISA Lien" means a lien arising under Section 6321 of the Internal Revenue Code or Section 302(f) or 4068 of ERISA.

      "Terminating Seller" is defined in Section 1.8(a) of the Purchase
Agreement.

      "Termination Notice" is defined in Section 10.1 of the Pooling Agreement.

      "Transaction Accounts" is defined in Section 4.2 of the Pooling
Agreement.

      "Transaction Documents" means the Purchase Agreement, the Pooling Agreement, the Seller Guaranty, each Supplement, each PI Agreement and each other agreement designated as a Transaction Document in any Supplement or PI Agreement.

      "Transfer Agent and Registrar" means any transfer agent and registrar appointed pursuant to Section 6.3 of the Pooling Agreement and shall initially be Trustee.

      "Transferor" means Notepad Funding Corporation, a Delaware corporation.

      "Transferor Certificate" is defined in Section 4.1(b) of the Pooling Agreement.

      "Transferred Assets" is defined in Section 2.1 of the Pooling Agreement.

                                                                       page A-20

      "Trust" means the trust created by the Pooling Agreement, which shall be known as the Notepad Funding Receivables Master Trust.

      "Trustee" means Manufacturers and Traders Trust Company, in its capacity as agent for the Certificateholders, or its successor-in-interest, or any successor trustee appointed as provided in the Pooling Agreement.

      "Turnover Days" means, at any time and with respect to a Seller Group, the product of (a) the sum of the beginning and ending Unpaid Balances of Receivables generated by such Seller Group during the immediately preceding Calculation Period divided by two, multiplied by (b) the number of days in the immediately preceding Calculation Period, divided by the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated during the Calculation Period by such Seller Group.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

      "Unmatured Early Amortization Event" means any event that, with the giving of notice or lapse of time, or both, would become an Early Amortization Event.

      "Unpaid Balance" of any Receivable means at any time the unpaid amount thereof as shown in the books of Servicer at such time.

      "Unrestricted Book-Entry Certificate" is defined in Section 6.11(c) of the Pooling Agreement.

      "Write-Off" means any Receivable that, consistent with the applicable Credit and Collection Policy, has been written off as uncollectible.

      "WRO" means Williamhouse-Regency of Delaware, Inc., a Delaware corporation.

      "WRO" means WRO and each of its Affiliates (other than Transferor).

      "WRO Group" means (i) divisions or operating units of Sellers engaged in lines of business that were, prior to the Closing Date, engaged in by WRO and its subsidiaries, and (ii) divisions or operating units of Sellers engaged in lines of business that were not engaged in by WRO, Ampad Corporation or their subsidiaries prior to the Closing Date, provided that such Sellers are included with the Sellers referred to in clause (i) above for purposes of WRO's management reporting.

      "144A Book-Entry Certificate" is defined in Section 6.12(b) of the Pooling Agreement.

                                                                       page A-21

      B. Other Interpretative Matters. For purposes of any Transaction Document, unless otherwise specified therein: (1) accounting terms used and not specifically defined therein shall be construed in accordance with GAAP;
(2) terms used in Article 9 of the New York UCC, and not specifically defined in that Transaction Document, are used therein as defined in such Article 9;
(3) the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings; (4) references to any Person include such Person's permitted successors; (5) in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; (6) the words "hereof", "herein" and "hereunder" and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; (7) references to "Section", "Schedule" and "Exhibit" in such Transaction Document are references to Sections, Schedules and Exhibits in or to such Transaction Document; (8) the various captions (including any table of contents) are provided solely for convenience of reference and shall not affect the meaning or interpretation of such Transaction Document; and (9) references to any statute or regulation refer to that statute or regulation as amended from time to time, and include any successor statute or regulation of similar import.

                                                                       page A-22